-----------------------------

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                            DATED AS OF APRIL 7, 1998

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.,
                           DOWNSTATE LITHOTRIPTER LLC,
                                METRO/LITHO L.P.,
                         LONG ISLAND LITHOTRIPTER, LLC,
                            LITHOTRIPTER CORPORATION

                                       AND

                         ALLIED UROLOGICAL SERVICES, LLC

                          -----------------------------

                                TABLE OF CONTENTS

                                                                              PAGE

ARTICLE I: SALE AND PURCHASE OF COMPANY ASSETS; ALLOCATION......................2
    1.1      Downstate..........................................................2
    1.2      Metro/Litho........................................................2
    1.3      Long Island........................................................3
    1.4      Litho Corp.........................................................3
    1.5      Assignment of Rights and Obligations...............................4
    1.6      Allocation of Purchase Price.......................................4

ARTICLE II:  COMPANY ASSETS AND LIABILITIES.....................................4
    2.1      Downstate..........................................................4
    2.2      Metro/Litho........................................................5
    2.3      Long Island........................................................6
    2.4      Litho Corp.........................................................8
    2.5      Lithotripsy Practice...............................................9

ARTICLE III: ADJUSTMENTS TO STOCK PORTION OF PURCHASE PRICE.....................10
    3.1      Adjustments to the Aggregate Stock Portion of Purchase Price.......10
    3.2      Definition of Working Capital......................................12
    3.3      Allocation among the Companies.....................................13

ARTICLE IV: ASSUMED CONTRACTS...................................................13
    4.1      Assumed Contracts..................................................13

ARTICLE V:  IHS STOCK...........................................................14
    5.1      IHS Stock..........................................................14
    5.2      Transfers of IHS Stock and Membership Interests....................18

ARTICLE VI:  THE CLOSING........................................................19
    6.1      Time and Place of Closing..........................................19

ARTICLE VII: REPRESENTATIONS AND WARRANTIES.....................................19
    7.1      Representations and Warranties of IHS..............................19
    7.2      Representations and Warranties of Downstate........................19
    7.3      Representations and Warranties of Metro/Litho......................19
    7.4      Representations and Warranties of Long Island......................19
    7.5      Representations and Warranties of Litho Corp.......................19
    7.6      Representations and Warranties Regarding Lithotripsy Practice......19

ARTICLE VIII:  INFORMATION AND RECORDS CONCERNING THE COMPANIES.................20
    8.1      Access to Information and Records before Closing...................20

ARTICLE IX:  OBLIGATIONS OF THE PARTIES UNTIL CLOSING...........................20
    9.1      Conduct of Business Pending Closing................................20
    9.2      Negative Covenants of the Companies................................20
    9.3      Affirmative Covenants..............................................22
    9.4      Pursuit of Consents and Approvals..................................23



                                       (i)


     9.5      Supplementary Financial Information...............................23
     9.6      Exclusivity.......................................................23

ARTICLE X:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.........................23
     10.1     Representations and Warranties....................................23
     10.2     Performance of Covenants..........................................24
     10.3     Delivery of Closing Certificate...................................24
     10.4     Opinions of Counsel...............................................24
     10.5     Legal Matters.....................................................24
     10.6     Authorization Documents...........................................24
     10.7     Material Change...................................................24
     10.8     Approvals.........................................................24
     10.9     [Intentionally Omitted]...........................................25
     10.10    Engineering Report................................................25
     10.11    Surveys...........................................................25
     10.12    Zoning Report.....................................................25
     10.13    Title Insurance...................................................25
     10.14    Operating Agreement...............................................25
     10.15    Management Agreement and Leases...................................25
     10.16    Liens on Lithotripsy Practice Assets..............................25
     10.17    Westchester Facility..............................................25
     10.18    Employment and Consulting Agreements..............................25
     10.19    Non-Compete Agreements............................................26
     10.20    Agreements with Certain Urologists, Radiology
               Technologists and Anesthesiologists..............................26
     10.21    Investor Representation and Indemnification Agreements............26
     10.22    Working Capital...................................................26
     10.23    Long-term Liabilities.............................................26
     10.24    Estimated Lithotripsy Practice Balance Sheet......................26
     10.25    Other Documents...................................................26

ARTICLE XI:  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANIES...............26
     11.1     Representations and Warranties....................................27
     11.2     Performance of Covenants..........................................27
     11.3     Delivery of Closing Certificate...................................27
     11.4     Opinion of Counsel................................................27
     11.5     Legal Matters.....................................................27
     11.6     Authorization Documents...........................................27
     11.7     Employment Agreements.............................................27
     11.8     Release of Guaranties.............................................27
     11.9     Operating Agreement...............................................27
     11.10    Management Agreement and Leases...................................28
     11.11    IHS Non-compete/First Offer Agreement.............................28
     11.12    Consent of Existing Equity Holders................................28
     11.13    Other Documents...................................................28
     11.14    No Decline in Stock Price.........................................28

ARTICLE XII:  SURVIVAL AND INDEMNIFICATION; POST-CLOSING OBLIGATIONS............28
     12.1     Survival of Representations and Warranties........................28
     12.2     Indemnification by the Companies..................................28
     12.3     Indemnification by IHS............................................30
     12.4     Indemnification by Allied.........................................30



                                      (ii)


      12.5     Limitations on Indemnification Obligations.......................30
      12.6     Control of Defense of Indemnifiable Claims.......................32
      12.7     Agreement Regarding Certain Urologists...........................33

ARTICLE XIII: TERMINATION.......................................................33
      13.1     Termination......................................................33
      13.2     Effect of Termination............................................34

ARTICLE XIV: CASUALTY, RISK OF LOSS.............................................34
      14.1     Casualty, Risk of Loss...........................................34

ARTICLE XV:  MISCELLANEOUS......................................................34
      15.1     Representatives..................................................34
      15.2     Performance......................................................36
      15.3     Benefit and Assignment...........................................36
      15.4     Effect and Construction of this Agreement........................37
      15.5     Cooperation - Further Assistance.................................37
      15.6     Notices..........................................................37
      15.7     Waiver, Discharge, Etc...........................................38
      15.8     Rights of Persons Not Parties....................................38
      15.9     Governing Law....................................................38
      15.10    Amendments, Supplements, Etc.....................................38
      15.11    Severability.....................................................39
      15.12    Costs and Expenses...............................................39
      15.13    Public Announcements.............................................39
      15.14    Arbitration......................................................39

ARTICLE XVI: CERTAIN DEFINITIONS................................................39



                                      (iii)

                              SCHEDULES & EXHIBITS

Schedule 1.6         -    Allocation
Schedule 3.3         -    Allocation Among Companies
Schedule 4.1-A       -    Designated Contracts
Schedule 4.1-B       -    Termination Contracts
Schedule 10.19       -    Urologists Entering into Non-Competes

Exhibit A            -    Operating Agreement
Exhibit 7.1          -    IHS Representations and Warranties
Exhibit 7.2          -    Downstate Representations and Warranties
Exhibit 7.3          -    Metro/Litho Representations and Warranties
Exhibit 7.4          -    Long Island Representations and Warranties
Exhibit 7.5          -    Litho Corp. Representations and Warranties
Exhibit 7.6          -    Lithotripsy Practice Representations and Warranties
Exhibit 10.15        -    Form of Management Agreement
Exhibit 10.18-1      -    McGowen Employment Agreement
Exhibit 10.18-2      -    Fruchtman Employment Agreement
Exhibit 10.19        -    Form of Non-Compete Agreement
Exhibit 10.21        -    Form of Representation and Indemnification Instrument
Exhibit 11.11        -    Form of Non-Compete/First Offer Agreement





                                      (iv)

                     --------------------------------------

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                     ---------------------------------------


                  This Membership Interest Purchase Agreement (this "AGREEMENT") is made as of the 7th day of April, 1998, among Allied Urological Services, LLC, a limited liability company formed under the laws of Delaware ("ALLIED"), Integrated Health Services, Inc., a Delaware corporation ("IHS"), Downstate Lithotripter LLC, a limited liability company formed under the laws of New York ("DOWNSTATE"), Metro/Litho L.P., a limited partnership formed under the laws of New York ("METRO/LITHO"), Long Island Lithotripter, LLC, a limited liability company formed under the laws of New York ("LONG ISLAND") and Lithotripter Corporation, a New York corporation ("LITHO CORP", and together with Downstate, Metro/Litho and Long Island, the "COMPANIES", and each a "COMPANY").

                                    RECITALS

         WHEREAS, the Companies currently provide equipment and management services to Metropolitan Lithotripter Associates, PC (the "LITHOTRIPSY PRACTICE"), a professional corporation composed of approximately 200 urologists that provides renal lithotripsy and other services ("SERVICES") in the Greater New York metropolitan area, including Manhattan and Long Island; and

         WHEREAS, the equipment and services provided by the Companies to the Lithotripsy Practice (the "EQUIPMENT AND MANAGEMENT SERVICES") include the following:

         (A) Manhattan: Sublease to the Lithotripsy Practice by Metro/Litho of a fixed site lithotripter facility (the "MANHATTAN FACILITY") and provision of management services to the Lithotripsy Practice relating to such Manhattan Facility (the "MANHATTAN MANAGEMENT SERVICES");

         (B) Long Island: Lease to the Lithotripsy Practice by Downstate of a mobile lithotripter (expected to be converted to a fixed site lithotripter) (the "LONG ISLAND MOBILE LITHOTRIPTER"), lease to the Lithotripsy Practice of a urology-specific procedure facility in East Meadow, Long Island owned by Downstate (the "LONG ISLAND FACILITY"), and provision of management services to the Lithotripsy Practice relating to the Long Island Mobile Lithotripter and the Long Island Facility by Long Island (the "LONG ISLAND MANAGEMENT SERVICES"); and

         (C) Westchester: Sublease to the Lithotripsy Practice by Downstate of a fixed site lithotripter facility (the "NEW WESTCHESTER FACILITY", and together with the Manhattan Facility and the Long Island Facility, the "FACILITIES", and each a FACILITY") that is under construction and, upon completion of the New Westchester Facility, the provision to the Lithotripsy Practice by Downstate of management services relating to such New Westchester Facility (the "WESTCHESTER MANAGEMENT SERVICES"); and

         WHEREAS, the Companies are owned by approximately 90 urologists (the "UROLOGIST INVESTORS") (of which approximately all are also investors in the Lithotripsy Practice), Cabrini Medical Center ("CABRINI"), and five other non-urologist investors (together with Cabrini, the "NON-UROLOGIST INVESTORS", and the Urologist Investors and the Non-Urologist Investors are collectively referred to as the "EXISTING EQUITY HOLDERS"); and

         WHEREAS, the Companies desire to combine their assets and businesses, and IHS desires to invest in such combined business ("BUSINESS"); and

         WHEREAS, Allied has been formed as a limited liability company under the laws of the State of Delaware on behalf of the parties hereto to be the owner of the Business and, as of the date hereof, IHS owns the entire membership interest in Allied (the "AGGREGATE MEMBERSHIP INTEREST"); and

         WHEREAS, the parties hereto desire and intend that at the Closing (as such term is defined in Section 5.1), the Companies shall transfer the Aggregate Assets to Allied, as assignee of IHS pursuant to Section 1.5 hereof, and, in consideration therefor, IHS shall deliver to the Companies shares of IHS Stock (as hereinafter defined) and Allied shall deliver to the Companies membership interests in Allied, in each case in such amounts as are determined pursuant to the terms hereof; and

         WHEREAS, the parties hereto desire and intend that immediately after the Closing, the Aggregate Membership Interest shall be owned sixty percent (60%) by IHS, and forty percent (40%) by the Companies in the aggregate; and

         WHEREAS, the Operating Agreement of Allied is as set forth on Exhibit A hereto (the "OPERATING AGREEMENT").

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto intending to be legally bound, agree as follows:

           ARTICLE I: SALE AND PURCHASE OF COMPANY ASSETS; ALLOCATION

             1.1      DOWNSTATE.

                      (A) ACQUISITION OF DOWNSTATE ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, IHS will acquire from Downstate, and Downstate will sell, assign, transfer and convey to IHS, all of the Downstate Assets (as such term is hereinafter defined in Section 2.1(a)), free and clear of all Liens (as such term is hereinafter defined in Article XV), other than Permitted Liens (as such term is hereinafter defined in Article XV).

                      (B) PURCHASE PRICE FOR DOWNSTATE ASSETS. Subject to adjustment as provided below, the aggregate purchase price (the "DOWNSTATE PURCHASE PRICE") for all of the Downstate Assets shall consist of: (i) the issuance by IHS to Downstate of that number of shares of the common stock of IHS, par value $.001 per share ("IHS STOCK"), determined as of the Closing Date in accordance with Section 5.1(a) hereof, as shall have an aggregate value, subject to adjustment pursuant to Section 3.1 below, of $3,381,951 (the "DOWNSTATE STOCK PORTION"); and (ii) the issuance by Allied to Downstate of 12.8836% (the "DOWNSTATE PERCENTAGE") of the Aggregate Membership Interest (the "DOWNSTATE MEMBERSHIP INTEREST"), free and clear of all Liens other than the restrictions set forth in the Operating Agreement.

             1.2      METRO/LITHO.

                      (A) ACQUISITION OF METRO/LITHO ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, IHS will acquire from Metro/Litho, and Metro/Litho will sell, assign, transfer and convey to IHS, all of the Metro/Litho Assets (as such term is hereinafter defined in Section 2.2(a)), free and clear of all Liens, other than Permitted Liens.

                      (B) PURCHASE PRICE FOR METRO/LITHO ASSETS. Subject to adjustment as provided below, the aggregate purchase price (the "METRO/LITHO PURCHASE PRICE") for all of the Metro/Litho Assets shall consist of: (i) the issuance by IHS to Metro/Litho of that number of shares of IHS Stock determined as of the Closing Date in accordance with Section 5.1(a) hereof, as shall have an aggregate value, subject to adjustment pursuant to Section 3.1 below, of $5,891,198 (the "METRO/LITHO STOCK PORTION"), and (ii) the issuance by Allied to Metro/Litho of 22.4427% (the "METRO/LITHO PERCENTAGE") of the Aggregate Membership Interest (the "METRO/LITHO MEMBERSHIP INTEREST"), free and clear of all Liens other than the restrictions set forth in the Operating Agreement.

             1.3      LONG ISLAND.

                      (A) ACQUISITION OF LONG ISLAND ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, IHS will acquire from Long Island, and Long Island will sell, assign, transfer and convey to IHS, all of the Long Island Assets (as such term is hereinafter defined in Section 2.3(a)), free and clear of all Liens, other than Permitted Liens.

                      (B) PURCHASE PRICE FOR LONG ISLAND ASSETS. Subject to adjustment as provided below, the aggregate purchase price (the "LONG ISLAND PURCHASE PRICE") for all of the Long Island Assets shall consist of: (i) the issuance by IHS to Long Island of that number of shares of IHS Stock determined as of the Closing Date in accordance with Section 5.1(a) hereof, as shall have an aggregate value, subject to adjustment pursuant to Section 3.1 below, of $376,668 (the "LONG ISLAND STOCK PORTION"); and (ii) the issuance by Allied to Long Island of 1.1036% (the "LONG ISLAND PERCENTAGE") of the Aggregate Membership Interest (the "LONG ISLAND MEMBERSHIP INTEREST"), free and clear of all Liens other than the restrictions set forth in the Operating Agreement.

             1.4      LITHO CORP.

                      (A) ACQUISITION OF LITHO CORP ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, IHS will acquire from Litho Corp, and Litho Corp will sell, assign, transfer and convey to IHS, all of the Assets (as such term is hereinafter defined in Section 2.4(a)), free and clear of all Liens, other than Permitted Liens.

                      (B) PURCHASE PRICE FOR LITHO CORP ASSETS. Subject to adjustment as provided below, the aggregate purchase price (the "LITHO CORP PURCHASE PRICE", and together with the Downstate Purchase Price, the Metro/Litho Purchase Price, and the Long Island Purchase Price, the "AGGREGATE PURCHASE PRICE", and each a "PURCHASE PRICE") for all of the Litho Corp Assets shall consist of: (i) the issuance by IHS to Litho Corp of that number of shares of IHS Stock determined as of the Closing Date in accordance with Section 5.1(a) hereof, as shall have an aggregate value, subject to adjustment pursuant to
Section 3.1 below, of $1,250,183 (the "LITHO CORP STOCK PORTION", and together with the Downstate Stock Portion, the Metro/Litho Stock Portion, and the Long Island Stock Portion, the "AGGREGATE STOCK PORTION", and each a "STOCK PORTION"); and (ii) the issuance by Allied to Litho Corp, of 3.5701% (the "LITHO CORP PERCENTAGE", and together with the Downstate Percentage, the Metro/Litho Percentage, and the Long Island Percentage, the "AGGREGATE PERCENTAGE", and each a "PERCENTAGE") of the Aggregate Membership Interest (the "LITHO CORP MEMBERSHIP INTEREST", and together with the Downstate Membership Interest, the Metro/Litho Membership Interest and the Long Island Membership Interest, the "AGGREGATE COMPANY MEMBERSHIP INTEREST", and each a "COMPANY MEMBERSHIP INTEREST"), free and clear of all Liens other than the restrictions set forth in the Operating Agreement.

                  1.5 ASSIGNMENT OF RIGHTS AND OBLIGATIONS. Notwithstanding any contrary provisions contained herein, the parties hereto agree that prior to the Closing IHS shall assign its rights and obligations under this Article I to take title to the Aggregate Assets to Allied, and upon such assignment IHS shall be relieved of said obligations; except that no such assignment shall relieve IHS of its obligation to pay the Aggregate Purchase Price.

                  1.6 ALLOCATION OF PURCHASE PRICE. The Aggregate Purchase Price shall be allocated among the Aggregate Assets as set forth in Schedule 1.6 hereof, and the parties shall adhere to such allocations in filing all returns to the appropriate taxing authorities. If the Aggregate Purchase Price is increased or reduced on account of any adjustment provided for herein, or if payments on account of indemnification obligations are made by IHS or the Companies hereunder, then the parties shall in good faith agree upon a reallocation of the Aggregate Purchase Price to the extent necessary to correct any material discrepancy or inconsistency with respect to the original allocation.

                   ARTICLE II: COMPANY ASSETS AND LIABILITIES

             2.1      DOWNSTATE.

                      (A) DOWNSTATE ASSETS. For purposes of this Agreement, the "DOWNSTATE ASSETS" shall mean, except as set forth in the following sentence, all of the tangible and intangible assets, real, personal or mixed, that are owned by Downstate or in which it has an ownership interest and that are utilized or are held for use in connection with or are necessary to the business of Downstate, including, without limitation, all lithotripters and other property, plant, and equipment, real property leasehold rights, contract rights (including, without limitation, rights under leases of lithotripters and management agreements with the Lithotripsy Practice and non-competition agreements), telephone numbers, books and records, inventory and supplies, trade names, trademarks, cash, cash equivalents, bank accounts and accounts receivable, and, to the extent permitted by law, all licenses, permits, and authorizations. Notwithstanding the foregoing, the Downstate Assets shall not include assets disposed of from the date hereof until Closing in the ordinary course of business consistent with past practice and otherwise in conformity with the obligations of Downstate under this Agreement, Downstate's Certificate of Formation and Operating Agreement, its qualification to do business in any jurisdiction, taxpayer identification number, minute books, membership interest transfer records and other documents related specifically to such Downstate's limited liability company organization and maintenance (collectively, the "DOWNSTATE EXCLUDED ASSETS").

                      (B) DOWNSTATE LIABILITIES.

                      (I) Subject to the terms and conditions hereof, at the Closing, Allied shall assume and thereafter in due course fully satisfy the following liabilities of Downstate (the "DOWNSTATE ASSUMED LIABILITIES"):

                      (A) all trade payables, operating expenses and other current liabilities of Downstate that are taken into account as current liabilities ("DOWNSTATE CURRENT LIABILITIES") in determining the Proposed Working Capital (as such term is hereinafter defined in Section 3.1(b)(i)(A));

                      (B) long-term liabilities of Downstate that are taken into account as long-term liabilities ("DOWNSTATE LONG-TERM LIABILITIES") in determining the Proposed Long-term Liabilities (as such term is hereinafter defined Section 3.1(b)(i)(C)); and

                      (C) those obligations that arise under the Downstate Assumed Contracts (as such term is hereinafter defined in Section 4.1) assigned by Downstate to Allied, with respect to services to be rendered or goods to be supplied or benefits to be conferred to Allied solely after the Closing Date. Liabilities under such Downstate Assumed Contracts that have accrued, or the performance of which is due, on or prior to the Closing Date, or which are in payment or consideration for Downstate Excluded Assets, shall remain the sole responsibility of Downstate except to the extent same constitute Downstate Current Liabilities or Downstate Long-term Liabilities.

                      (II) Except for the Downstate Assumed Liabilities, Allied will not assume, and Downstate shall continue to be liable for and shall satisfy as the same become due all Liabilities (as such term is hereinafter defined in
Article XV) that arise out of acts or omissions by it or circumstances for which it is responsible attributable to any period on or prior to the Closing Date ("DOWNSTATE EXCLUDED LIABILITIES"), including, without limitation, (A) liabilities arising out of arrangements between it or the Lithotripsy Practice with any third party payor, or arrangements with any person or entity that participates in any third party payor program, including without limitation, with respect to any excess reimbursement, recapture, adjustment or overpayment whatsoever ("DOWNSTATE REIMBURSEMENT LIABILITIES"), (B) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party, (C) any accounts payable or employment or other taxes (except to the extent of the amount thereof, if any, that constitute Downstate Current Liabilities or Downstate Long-term Liabilities), and (D) accrued but unpaid compensation or other benefits to any of the employees, agents, consultants or advisers of Downstate, including accrued vacation (except to the extent the amount thereof, if any, constitutes Downstate Current Liabilities).

                      (III) It is expressly understood that all Liabilities of Downstate for amounts owing or payable to any organizing adviser of, or finder for, Downstate, incurred with respect to the transactions contemplated by this Agreement or with respect to any prior transactions, shall be deemed Downstate Excluded Liabilities (regardless of whether the same would constitute a liability to be set forth on a balance sheet of Downstate), and Allied will not assume, and Downstate shall continue to be liable for and shall satisfy same.

                  2.2      METRO/LITHO.

                      (A) METRO/LITHO ASSETS. For purposes of this Agreement, the "METRO/LITHO ASSETS" shall mean, except as set forth in the following sentence, all of the tangible and intangible assets, real, personal or mixed, that are owned by Metro/Litho or in which it has an ownership interest and that are utilized or are held for use in connection with or are necessary to the business of Metro/Litho, including, without limitation, the TUNA machine, all lithotripters and other property, plant, and equipment, real property leasehold rights, contract rights (including, without limitation, rights under leases of lithotripters and management agreements with the Lithotripsy Practice and non-competition agreements), telephone numbers, books and records, inventory and supplies, trade names, trademarks, cash, cash equivalents, bank accounts and accounts receivable, and, to the extent permitted by law, all licenses, permits, and authorizations. Notwithstanding the foregoing, the Metro/Litho Assets shall not include assets disposed of from the date hereof until Closing in the ordinary course of business consistent with past practice and otherwise in conformity with the obligations of Metro/Litho under this Agreement, Metro/Litho's Limited Partnership Certificate and Limited Partnership Agreement, its qualification to do business in any jurisdiction, taxpayer identification number, minute books, partnership transfer records and other documents related specifically to such Metro/Litho's limited partnership organization and maintenance, and its membership interest in Downstate (collectively, the "METRO/LITHO EXCLUDED ASSETS").

              (B)      METRO/LITHO LIABILITIES.

                      (I) Subject to the terms and conditions hereof, at the Closing, Allied shall assume and thereafter in due course fully satisfy the following liabilities of Metro/Litho (the "METRO/LITHO ASSUMED LIABILITIES"):

                      (A) all trade payables, operating expenses and other current liabilities of Metro/Litho that are taken into account as current liabilities ("METRO/LITHO CURRENT LIABILITIES") in determining the Proposed Working Capital; and

                      (B) long-term  liabilities of  Metro/Litho  that are taken
         into  account  as   long-term   liabilities   ("METRO/LITHO   LONG-TERM
         LIABILITIES") in determining the Proposed Long-term Liabilities; and

                      (C) those obligations that arise under the Metro/Litho Assumed Contracts (as such term is hereinafter defined in Section 4.1) and assigned by Metro/Litho to Allied, with respect to services to be rendered or goods to be supplied or benefits to be conferred to Allied solely after the Closing Date. Liabilities under such Metro/Litho Assumed Contracts that have accrued, or the performance of which is due, on or prior to the Closing Date, or which are in payment or consideration for Metro/Litho Excluded Assets, shall remain the sole responsibility of Metro/Litho except to the extent same constitute Metro/Litho Current Liabilities or Metro/Litho Long-term Liabilities.

                      (II) Except for the Metro/Litho Assumed Liabilities, Allied will not assume, and Metro/Litho shall continue to be liable for and shall satisfy as the same become due all Liabilities that arise out of acts or omissions by it or circumstances for which it is responsible attributable to any period on or prior to the Closing Date ("METRO/LITHO EXCLUDED LIABILITIES"), including, without limitation, (A) liabilities arising out of arrangements between it or the Lithotripsy Practice with any third party payor, or arrangements with any person or entity that participates in any third party payor program, including without limitation, with respect to any excess reimbursement, recapture, adjustment or overpayment whatsoever ("METRO/LITHO REIMBURSEMENT LIABILITIES"), (B) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party, (C) any accounts payable or employment or other taxes (except to the extent of the amount thereof, if any, that constitute Metro/Litho Current Liabilities or Metro/Litho Long-term Liabilities), and (D) accrued but unpaid compensation or other benefits to any of the employees, agents, consultants or advisers of Metro/Litho, including accrued vacation (except to the extent the amount thereof, if any, constitutes Metro/Litho Current Liabilities).

                      (III) It is expressly understood that all Liabilities of Metro/Litho for amounts owing or payable to any organizing adviser of, or finder for, Metro/Litho, incurred with respect to the transactions contemplated by this Agreement or with respect to any prior transactions, shall be deemed Metro/Litho Excluded Liabilities (regardless of whether the same would constitute a liability to be set forth on a balance sheet of Metro/Litho), and Allied will not assume, and Metro/Litho shall continue to be liable for and shall satisfy same.

                  2.3      LONG ISLAND.

                      (A) LONG ISLAND ASSETS. For purposes of this Agreement, the "LONG ISLAND ASSETS" shall mean, except as set forth in the following sentence, all of the tangible and intangible assets, real, personal or mixed, that are owned by Long Island or in which it has an ownership interest and that are utilized or are held for use in connection with or are necessary to the business of Long Island, including, without limitation, all lithotripters and other property, plant, and equipment, real property leasehold rights, contract rights (including, without limitation, rights under leases of lithotripters and management agreements with the Lithotripsy Practice and non-competition agreements), telephone numbers, books and records, inventory and supplies, trade names, trademarks, cash, cash equivalents, bank accounts and accounts receivable, and, to the extent permitted by law, all licenses, permits, and authorizations. Notwithstanding the foregoing, the Long Island Assets shall not include assets disposed of from the date hereof until Closing in the ordinary course of business consistent with past practice and otherwise in conformity with the obligations of Long Island under this Agreement, Long Island's Certificate of Formation and Operating Agreement, its qualification to do business in any jurisdiction, taxpayer identification number, minute books, membership interest transfer records and other documents related specifically to such Long Island's limited liability company organization and maintenance, and its membership interest in Downstate (collectively, the "LONG ISLAND EXCLUDED ASSETS").

             (B)      LONG ISLAND LIABILITIES.

                      (I) Subject to the terms and conditions hereof, at the Closing, Allied shall assume and thereafter in due course fully satisfy the following liabilities of Long Island (the "LONG ISLAND ASSUMED LIABILITIES"):

                      (A) all trade payables, operating expenses and other current liabilities of Long Island that are taken into account as current liabilities ("LONG ISLAND CURRENT LIABILITIES") in determining the Proposed Working Capital; and

                      (B)  long-term  liabilities  of Long Island that are taken
         into  account  as  long-term   liabilities   ("LONG  ISLAND   LONG-TERM
         LIABILITIES") in determining the Proposed Long-term Liabilities; and

                      (C) those obligations that arise under the Long Island Assumed Contracts (as such term is hereinafter defined in Section 4.1) and assigned by Long Island to Allied, with respect to services to be rendered or goods to be supplied or benefits to be conferred to Allied solely after the Closing Date. Liabilities under such Long Island Assumed Contracts that have accrued, or the performance of which is due, on or prior to the Closing Date, or which are in payment or consideration for Long Island Excluded Assets, shall remain the sole responsibility of Long Island except to the extent same constitute Long Island Current Liabilities or Long Island Long-term Liabilities.

                      (II)  Except  for the  Long  Island  Assumed  Liabilities,
Allied will not assume, and Long Island shall continue to be liable for and shall satisfy as the same become due all Liabilities that arise out of acts or omissions by it or circumstances for which it is responsible attributable to any period on or prior to the Closing Date ("LONG ISLAND EXCLUDED LIABILITIES"), including, without limitation, (A) liabilities arising out of arrangements between it or the Lithotripsy Practice with any third party payor, or arrangements with any person or entity that participates in any third party payor program, including without limitation, with respect to any excess reimbursement, recapture, adjustment or overpayment whatsoever ("LONG ISLAND REIMBURSEMENT LIABILITIES"), (B) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party, (C) any accounts payable or employment or other taxes (except to the extent of the amount thereof, if any, that constitute Long Island Current Liabilities or Long Island Long-term Liabilities), and (D) accrued but unpaid compensation or other benefits to any of the employees, agents, consultants or advisers of Long Island, including accrued vacation (except to the extent of the amount thereof, if any, that constitute Long Island Current Liabilities).

                      (III) It is expressly understood that all Liabilities of Long Island for amounts owing or payable to any organizing adviser of, or finder for, Long Island, incurred with respect to the transactions contemplated by this Agreement or with respect to any prior transactions, shall be deemed Long Island Excluded Liabilities (regardless of whether the same would constitute a liability to be set forth on a balance sheet of Long Island), and Allied will not assume, and Long Island shall continue to be liable for and shall satisfy same.

                  2.4      LITHO CORP.

                      (A) LITHO CORP ASSETS. For purposes of this Agreement, the
"LITHO CORP ASSETS" shall mean, except as set forth in the following sentence, all of the tangible and intangible assets, real, personal or mixed, that are owned by Litho Corp or in which it has an ownership interest and that are utilized or are held for use in connection with or are necessary to the business of Litho Corp, including, without limitation, all lithotripters and other property, plant, and equipment, real property leasehold rights, contract rights (including, without limitation, rights under leases of lithotripters and management agreements with the Lithotripsy Practice and non-competition agreements), telephone numbers, books and records, inventory and supplies, trade names, trademarks, cash, cash equivalents, bank accounts, and accounts receivable, and, to the extent permitted by law, all licenses, permits, and authorizations. Notwithstanding the foregoing, the Litho Corp Assets shall not include assets disposed of from the date hereof until Closing in the ordinary course of business consistent with past practice and otherwise in conformity with the obligations of Litho Corp under this Agreement, Litho Corp's Certificate of Incorporation and By-Laws, its qualification to do business in any jurisdiction, taxpayer identification number, minute books, stock transfer records and other documents related specifically to such Litho Corp's corporate organization and maintenance, and its partnership interest in Metro/Litho and its membership interest in Downstate (collectively, the "LITHO CORP EXCLUDED ASSETS").

                      (B)      LITHO CORP LIABILITIES.

                      (I) Subject to the terms and conditions hereof, at the Closing, Allied shall assume and thereafter in due course fully satisfy the following liabilities of Litho Corp (the "LITHO CORP ASSUMED LIABILITIES"):

                      (A) all trade payables, operating expenses and other current liabilities of Litho Corp that are taken into account as current liabilities ("LITHO CORP CURRENT LIABILITIES") in determining the Proposed Working Capital;

                      (B)  long-term  liabilities  of Litho  Corp that are taken
         into  account  as   long-term   liabilities   ("LITHO  CORP   LONG-TERM
         LIABILITIES") in determining the Proposed Long-term Liabilities; and

                      (C) those obligations that arise under the Litho Corp Assumed Contracts (as such term is hereinafter defined in Section 4.1) and assigned by Litho Corp to Allied with respect to services to be rendered or goods to be supplied or benefits to be conferred to Allied solely after the Closing Date. Liabilities under such Litho Corp Assumed Contracts that have accrued, or the performance of which is due, on or prior to the Closing Date, or which are in payment or consideration for Litho Corp Excluded Assets, shall remain the sole responsibility of Litho Corp except to the extent same constitute Litho Corp Current Liabilities or Litho Corp Long- term Liabilities.

                      (II) Except for the Litho Corp Assumed Liabilities, Allied will not assume, and Litho Corp shall continue to be liable for and shall satisfy as the same become due all Liabilities that arise out of acts or omissions by it or circumstances for which it is responsible attributable to any period on or prior to the Closing Date ("LITHO CORP EXCLUDED LIABILITIES"), including, without limitation, (A) liabilities arising out of arrangements between it or the Lithotripsy Practice with any third party payor, or arrangements with any person or entity that participates in any third party payor program, including without limitation, with respect to any excess reimbursement, recapture, adjustment or overpayment whatsoever ("LITHO CORP REIMBURSEMENT LIABILITIES"), (B) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party, (C) any accounts payable or employment or other taxes (except to the extent of the amount thereof, if any, that constitute Litho Corp Current Liabilities or Litho Corp Long-term Liabilities), and (D) accrued but unpaid compensation or other benefits to any of the employees, agents, consultants or advisers of Litho Corp, including accrued vacation (except to the extent of the amount thereof, if any, constitute Litho Corp Current Liabilities).

                      (III) It is expressly understood that all Liabilities of Litho Corp for amounts owing or payable to any organizing adviser of, or finder for, Litho Corp, incurred with respect to the transactions contemplated by this Agreement or with respect to any prior transactions, shall be deemed Litho Corp Excluded Liabilities (regardless of whether the same would constitute a liability to be set forth on a balance sheet of Litho Corp), and Allied will not assume, and Litho Corp shall continue to be liable for and shall satisfy same.

             2.5      LITHOTRIPSY PRACTICE.

                      (A) LITHOTRIPSY PRACTICE ASSETS. It shall be a condition of IHS to Closing that, as of the Closing Date, the assets of the Lithotripsy Practice will include all of the Lithotripsy Practice Assets, and for purposes of this Agreement, the "LITHOTRIPSY PRACTICE ASSETS" shall mean all of the tangible and intangible assets, real, personal or mixed, that are owned by Lithotripsy Practice or in which it has an ownership interest and that are utilized or are held for use in connection with or are necessary to the business of Lithotripsy Practice, including, without limitation, all lithotripters and other property, plant, and equipment, real property leasehold rights, contract rights (including, without limitation, restrictive covenants and rights under contracts with third party payors), telephone numbers, books and records, inventory and supplies, trade names, cash, cash equivalents and accounts receivable, and, to the extent permitted by law, all licenses, permits, and authorizations. Notwithstanding the foregoing, the Lithotripsy Practice Assets shall not include assets disposed of from the date hereof until Closing in the ordinary course of business consistent with past practice and otherwise in conformity with the obligations of the Companies under this Agreement (collectively, the "LITHOTRIPSY PRACTICE EXCLUDED ASSETS"). At the Closing, all of the Lithotripsy Practice Assets shall be free and clear of Liens, other than Permitted Liens.

              (B)      LITHOTRIPSY PRACTICE LIABILITIES.

                      (I) As of the Closing, except for Lithotripsy Practice Permitted Liabilities (as hereinafter defined in clause (ii)), there will not be any Liabilities against Lithotripsy Practice that arise out of acts or omissions by it or circumstances for which it is responsible attributable to any period on or prior to the Closing Date ("LITHOTRIPSY PRACTICE PROHIBITED LIABILITIES"), including, without limitation, (A) liabilities arising out of arrangements between it with any third party payor, or arrangements with any person or entity that participates in any third party payor program, including without limitation, with respect to any excess reimbursement, recapture, adjustment or overpayment whatsoever ("LITHOTRIPSY PRACTICE REIMBURSEMENT LIABILITIES"), (B) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party, (C) any accounts payable or employment or other taxes (except to the extent of the amount thereof, if any, constitute Lithotripsy Practice Current Liabilities (as hereinafter defined in clause (ii)), and (D) accrued but unpaid compensation or other benefits to any of the employees, agents, consultants or advisers of Lithotripsy Practice, including accrued vacation (except to the extent of the amount thereof, if any, constitute Lithotripsy Practice Current Liabilities).

                      (II)  For  purposes  of  this  Agreement,   the  following
liabilities of Lithotripsy Practice shall constitute "LITHOTRIPSY PRACTICE PERMITTED LIABILITIES":

                      (A) all trade payables, operating expenses and other current liabilities of Lithotripsy Practice that are taken into account as current liabilities ("LITHOTRIPSY PRACTICE CURRENT LIABILITIES") in preparing the Estimated Lithotripsy Practice Closing Date Balance Sheet (as such term is hereinafter defined in Section 10.24);

                      (B) those obligations that arise under agreements, contracts, instruments and commitments of the Lithotripsy Practice with respect to services to be rendered or goods to be supplied or benefits to be conferred to the Lithotripsy Practice solely after the Closing Date. Liabilities under such agreements, contracts, instruments and commitments that have accrued, or the performance of which is due, on or prior to the Closing Date shall constitute Lithotripsy Practice Prohibited Liabilities (except to the extent of the amount thereof, if any, that constitute Lithotripsy Practice Current Liabilities); and

                      (C) such other liabilities of the Lithotripsy Practice as are disclosed on Schedule 2.5 hereto.

           ARTICLE III: ADJUSTMENTS TO STOCK PORTION OF PURCHASE PRICE

         3.1      ADJUSTMENTS TO THE AGGREGATE STOCK PORTION OF PURCHASE PRICE.

                      (A) (I) At the Closing, the Representatives (as defined in
Article XIV hereof) shall deliver to Allied and IHS a certificate certifying to be their best good faith estimate of the aggregate amount of working capital (as defined in Section 3.2 below) of the Companies on a combined basis immediately prior to the Closing (the "ESTIMATED CLOSING DATE WORKING CAPITAL").

                      (A) If the Estimated Closing Date Working Capital is less than $625,000 (the "MINIMUM WORKING CAPITAL"), the Aggregate Stock Portion, and the amount thereof payable to the Companies at Closing, will be reduced by an amount equal to the amount of such deficiency, with such reduction to be made by reducing the number of shares of IHS Stock, in the proportions set forth on Schedule 3.3 hereto (valued using the Closing Date as the date of determination in accordance with
         Section 5.1(a) below), otherwise deliverable to the Companies.

                      (B) If the Estimated Closing Date Working Capital is greater than the Minimum Working Capital, then the Aggregate Stock Portion and the amount thereof payable to the Companies at Closing, will be increased by an amount equal to the amount of such excess, and IHS shall deliver to the Companies, in the proportions set forth on
         Schedule 3.3 hereto, shares of IHS Stock equal in value to such excess (with such IHS Stock being valued using the Closing Date as the date of determination in accordance with Section 5.1(a) below).

                      (II) Additionally, at the Closing, the Representatives shall deliver to Allied and IHS the combined balance sheet of the Companies as of the point in time immediately prior to the Closing, certified by the Representatives to be their best good faith estimate of the items thereon (the "ESTIMATED CLOSING DATE BALANCE SHEET").

                      (A) If the Estimated Closing Date Balance Sheet discloses that the aggregate amount of the long-term liabilities of the Companies on a combined basis (the "ESTIMATED LONG-TERM LIABILITIES") as determined in accordance with GAAP exceeds $1,151,000 (the "MAXIMUM LONG-TERM LIABILITIES"), the Aggregate Stock Portion, and the amount thereof payable to the Companies at Closing, will be reduced by an amount equal to the amount of such excess, with such reduction to be made by reducing the number of shares of IHS Stock, in the proportions set forth on Schedule 3.3 hereto (valued using the Closing Date as the date of determination in accordance with Section 5.1(a) below), otherwise deliverable to the Companies.

                      (B) If the Estimated Long-term Liabilities is less than the Maximum Long-term Liabilities, then the Aggregate Stock Portion and the amount thereof payable to the Companies at Closing, will be increased by an amount equal to the amount of such deficiency, and IHS shall deliver to the Companies, in the proportions set forth on
         Schedule 3.3 hereto, shares of IHS Stock equal in value to such deficiency (with such IHS Stock being valued using the Closing Date as the date of determination in accordance with Section 5.1(a) below).

                      (B) (I) Within ninety (90) days following the Closing Date, IHS shall complete a review (the "IHS REVIEW") of the combined balance sheet of the Companies as of the point in time immediately prior to the Closing and shall deliver a proposed closing date balance sheet (the "PROPOSED CLOSING DATE BALANCE SHEET") to the Representatives. If IHS shall fail to timely deliver its Proposed Closing Date Balance Sheet, the Estimated Closing Date Working Capital and the Estimated Long-term Liabilities delivered by the Representatives on the Closing Date shall be deemed accepted by IHS and shall be conclusive and binding on all parties hereto, absent fraud.

                      (A) If the aggregate amount of working capital of the Companies on a combined basis as of the Closing Date as shown on the Proposed Closing Date Balance Sheet (the "PROPOSED WORKING CAPITAL") was less than the Estimated Closing Date Working Capital, then, subject to Section 3.1(c), the Aggregate Stock Portion shall be deemed to have been reduced by the amount of such deficiency, and within ten (10) business days after request from IHS, the Companies shall refund to IHS, in the proportions set forth on Schedule 3.3 hereto, the amount of such deficiency with such payment to be made in shares of IHS Stock (valued using the Closing Date as the date of determination in accordance with Section 5.1(a)).

                      (B) If the IHS Review reveals that the Proposed Working Capital was greater than the Estimated Closing Date Working Capital, then the Aggregate Stock Portion shall be deemed to have been increased by the amount of such excess, and within ten (10) business days after delivery of the Proposed Closing Date Balance Sheet to the Representatives, IHS will deliver to the Companies, in the proportions set forth on Schedule 3.3 hereto, shares of IHS Stock equal in value to such excess (with such IHS Stock being valued using the Closing Date as the date of determination in accordance with Section 5.1(a) below).

                      (C) Furthermore, if the aggregate amount of the long-term liabilities of the Companies on a combined basis as of the Closing Date as shown on the Proposed Closing Date Balance Sheet (the "PROPOSED LONG-TERM LIABILITIES") exceeded the Estimated Long- term Liabilities, then, subject to Section 3.1(c) below, the Aggregate Stock Portion shall be deemed to have been reduced by the amount of such excess, and within ten (10) business days after request from IHS, the Companies shall refund to IHS, in the proportions set forth on Schedule 3.3 hereto, the amount of such reduction, with such payment to be made in shares of IHS Stock (valued using the Closing Date as the date of determination in accordance with Section 5.1(a)).

                      (D) If the IHS Review reveals that the Proposed Long-term Liabilities was less than the Estimated Long-term Liabilities, then the Aggregate Stock Portion shall be deemed to have been increased by the amount of such deficiency, and within ten (10) business days after delivery of the Proposed Closing Date Balance Sheet to the Representatives, IHS will deliver to the Companies, in the proportions set forth on Schedule 3.3 hereto, shares of IHS Stock equal in value to the amount of such deficiency (with such IHS Stock being valued using the Closing Date as the date of determination in accordance with
         Section 5.1(a) below).

                      (C) If at least seventy-five percent (75%) of the Representatives shall in good faith dispute the Proposed Working Capital or Proposed Long-term Liabilities of the Companies on a combined basis as of the Closing Date as set forth on the Proposed Closing Date Balance Sheet, they shall give notice to IHS (a "DELAY PAYMENT NOTICE") within thirty (30) days after delivery to them of the Proposed Closing Date Balance Sheet setting forth in reasonable detail their objections and the basis therefor, in which case, the disputed portion of any payment otherwise required to be made pursuant to subsection (a) or (b) above shall be delayed, and IHS and the Representatives shall meet and in good faith attempt to resolve any disagreements within thirty
(30) days after delivery to IHS of the Delay Payment Notice. If the Representatives shall fail to timely deliver a Delay Payment Notice, the working capital and long-term liabilities amounts set forth in the Proposed Closing Date Balance Sheet shall be deemed accepted by the Companies and shall be conclusive and binding on all parties hereto, absent fraud. If a Delay Payment Notice is timely delivered and the parties are unable to resolve such disagreements within such time period, the disagreements shall be referred to Ernst & Young LLP (the "ARBITRATING ACCOUNTANTS"), and the determination of the Arbitrating Accountants shall be final, conclusive and binding on the parties hereto. The Arbitrating Accountants shall be directed to use their best efforts to reach a determination not more than thirty (30) days after such referral. The costs and expenses of the services of the Arbitrating Accountants shall be borne by the party against whom the Arbitrating Accountants shall rule; provided that if the Arbitrating Accountants shall not rule against any party, then such costs and expenses shall be borne equally by the Companies, on the one hand, and IHS, on the other hand. On the third business day following the final resolution of any matter covered by a Delay Payment Notice, the Companies shall, if applicable, pay to IHS any delayed payment to the extent determined to be due to IHS in accordance with such resolution, with such payment to be made in shares of IHS Stock, in the proportions set forth on Schedule 3.3 hereto (valued using the Closing Date as the date of determination in accordance with Section 5.1(a)).

                  3.2  DEFINITION OF WORKING  CAPITAL.  For the purposes of this
Article III, "WORKING CAPITAL" means the excess of current assets over current liabilities, as determined in accordance with GAAP; provided, however, that all inter-company receivables and payables among the Companies and the Lithotripsy Practice, all investments by any of the Companies in any of the other Companies, and all other inter-company assets and liabilities among the Companies and the Lithotripsy Practice shall be excluded, and "LONG-TERM LIABILITY" means any liability that would be set forth as a long-term liability on a balance sheet in accordance with GAAP. Notwithstanding anything to the contrary contained in this Agreement, any Taxes (as such term is hereinafter defined in Article XV) arising out of the transactions contemplated by this Agreement, including without limitation, any "built-in" gains Taxes, shall be paid by the Companies, shall be Excluded Liabilities, and shall not be included as Current Liabilities in the computation of Proposed Working Capital.

                  3.3      ALLOCATION AMONG THE COMPANIES.

                      (A) The Companies may agree among themselves in a separate agreement as to the allocation of any cash amounts that may be receivable by them or any shares of IHS Stock that may be deliverable to them or by them pursuant to Article V hereof, and IHS agrees to make any deliveries, pursuant to this Article III or Article V, in accordance with the written instructions executed by not less than seventy-five percent (75%) of the Representatives. In the absence of any such written instructions, IHS shall be permitted to rely for all purposes on the allocations set forth in Schedule 3.3 hereto, and any written instructions delivered under this Section 3.3(a) shall expressly state that such instructions supersede any prior written instructions as to allocations, including Schedule 3.3.

                      (B) With respect to any refund of shares of IHS Stock due to IHS pursuant to this Article III or Article V hereof, IHS shall use its reasonable efforts to collect said shares from the Companies in the proportions set forth in Schedule 3.3, or otherwise in accordance with written instructions (expressly stating that they supersede all prior written instructions as to allocations, including Schedule 3.3) executed by not less than seventy-five percent (75%) of the Representatives; provided however, that if at least seventy-five percent (75%) of the Representatives do not notify IHS in writing prior to the date such refund is due to IHS, or if after receiving such notice IHS is unable to so collect such IHS Stock when same is due in accordance with the instructions of at least seventy-five percent (75%) of the Representatives, or, if in the absence of any such notice, IHS is unable to collect such IHS Stock when same is due in accordance with the allocations set forth on Schedule 3.3, then IHS shall be entitled to collect the cash value of such IHS Stock (valued in accordance with the provision under which such IHS Stock was to be returned) from the Companies (and the Companies' Existing Equity Holders pursuant to their Representation and Indemnification Agreements) jointly and severally; provided further that any amount due to IHS pursuant to this Article III or pursuant to Article V that is not paid when due shall accrue interest at the rate per anum equal to ten percent (10%) and IHS shall be indemnified and held harmless by the Companies (and the Companies' Existing Equity Holders pursuant to their Representation and Indemnification Agreements) jointly and severally from all costs and expenses of the collection of all amounts due to it without regard to any limitations set forth in Section 12.5(c) below or otherwise.

                          ARTICLE IV: ASSUMED CONTRACTS

         4.1 ASSUMED CONTRACTS. Set forth on Schedule 4.1A, is a list of the agreements, contracts, instruments and commitments, if any, of each of the Companies, that Allied shall not assume as of the Closing ("DESIGNATED CONTRACTS"). Each agreement, contract, instrument and commitment of each Company that is disclosed by it pursuant to Section 7.x.7 of its respective Representation and Warranty Exhibit and that is not a Designated Contract shall be deemed to be a "DOWNSTATE ASSUMED CONTRACT", a "METRO/LITHO ASSUMED CONTRACT", a "LONG ISLAND ASSUMED CONTRACT", or a "LITHO CORP ASSUMED CONTRACT", as the case may be. Collectively, the Downstate Assumed Contracts, the Metro/Litho Assumed Contracts, the Long Island Assumed Contracts, and the Litho Corp Assumed Contracts are referred to as the "ASSUMED CONTRACTS". If any Company shall enter into any agreement, contract, instrument or commitment after the date hereof and prior to Closing, or if there shall be disclosed any agreement, contract, instrument or commitment that should have been disclosed on any Schedule 7.x.7 to any Representation and Warranty Exhibit, but that was not so disclosed, then IHS shall have five (5) business days to notify the applicable Representative as to whether such agreement, contract, instrument or commitment shall be an Assumed Contract. If IHS fails to so notify such Representative, then such agreement, contract, instrument or commitment shall be deemed to be a Designated Contract. It shall be a condition of IHS and Allied to consummate the transactions contemplated by this Agreement (the "TRANSACTION") that all consents required to transfer the material Assumed Contracts shall have been obtained. It also shall be a condition to the obligation of IHS to close the Transaction that IHS shall be reasonably satisfied that no material agreements, contracts, instruments and commitments of the Lithotripsy Practice (including, without limitation, contracts to provide Services) will be terminated by reason of the Transaction. It also shall be a condition of IHS to Closing that the agreements, contracts, instruments and commitments, if any, of the Lithotripsy Practice set forth on Schedule 4.1-B shall have been terminated.

                              ARTICLE V: IHS STOCK

         5.1 IHS STOCK. The Aggregate Stock Portion shall be payable by means of the delivery of IHS Stock in accordance with the following:

         (A) SHARE VALUE. The number of shares of IHS Stock issuable at Closing shall be calculated based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) trading day period immediately preceding the date which is two (2) trading days before the Closing Date (the "CLOSING DATE PRICE PER SHARE").

         (B) REGISTRATION RIGHTS. IHS will use its best efforts to cause to be prepared, filed and declared effective by the Securities and Exchange Commission (the "COMMISSION") within ninety (90) days following the Closing Date, a registration statement (the "REGISTRATION STATEMENT") for the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") of the IHS Stock issued pursuant to this Agreement, and IHS shall maintain the effectiveness of the Registration Statement for a period of one (1) year following the date on which such Registration Statement becomes effective (the "REGISTRATION DATE"), or until the Companies (and their respective partners, members or shareholders, as distributees of such IHS Stock), shall not own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first.

         (C) REGISTRATION DATE SHARE ADJUSTMENT. If the average closing NYSE price per share of IHS Stock for the 30-day trading period immediately preceding the Registration Date (the "REGISTRATION DATE PRICE PER SHARE") is above or below the Closing Date Price Per Share, then the number of shares of IHS Stock issued by IHS as the Aggregate Stock Portion (as adjusted under Section 3.1) shall be recalculated based upon the Registration Date Price Per Share, and the following shall apply:

         (I) If the  number of shares of IHS Stock as  recalculated  under  this
Section 5.1 (c) exceeds the number of shares of IHS Stock issued by IHS as the Aggregate Stock Portion (as adjusted under Section 3.1), then IHS promptly shall deliver to the Companies (in the proportions set forth in Schedule 3.3 hereto) an additional number of shares of IHS Stock as shall be equal to the amount of such excess, and such additional shares shall be included in the Registration Statement by means of a post-effective amendment thereto.

         (II) If the number of shares of IHS Stock issued by IHS as the Aggregate Stock Portion (as adjusted under Section 3.1) exceeds the number of shares of IHS Stock as recalculated under this Section 5.1(c), then the Companies shall promptly return to IHS that number of shares of IHS Stock as shall be equal to one-half (1/2) of such excess.

         (D) POST-REGISTRATION DATE SHARE ADJUSTMENT. If as of the close of trading on the NYSE on the date which is the fifteenth (15th) consecutive trading day from (and including) the Registration Date (the "FINAL ADJUSTMENT DATE"), the difference between (i) the average sale price per share of all IHS Stock theretofore issued pursuant to this Agreement and sold during the period from the

Registration Date to the Final Adjustment Date under the Registration Statement in bona fide sales to third parties that are not affiliates and otherwise in accordance with the provisions of this Article V (such shares are the "DISPOSED SHARES"), and (ii) the average per share cost of the brokerage commissions and expenses paid by them to the Broker (defined below) in connection with such sales of the Disposed Shares (the difference between (i) and (ii) is the "FINAL ADJUSTMENT DATE PRICE PER SHARE") is below the lower of (x) the Closing Date Price Per Share, and (y) the Registration Date Price Per Share, then IHS promptly shall issue to the Companies (in the proportions set forth in writing by at least seventy-five (75%) percent of the Representatives pursuant to
Section 3.3 (b) hereof) an additional number of shares of IHS Stock as shall be equal in value to the product of (A) the difference between (1) the lower of (p) the Closing Date Price Per Share, and (q) the Registration Date Price Per Share, and (2) the Final Adjustment Date Price Per Share, multiplied by (B) the number of Disposed Shares, and such additional shares of IHS Stock shall be included in the Registration Statement by means of a post-effective amendment thereto. Shares of IHS Stock issuable pursuant to this Section 5.1 (d) shall be calculated based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) trading day period immediately preceding the Final Adjustment Date.

         (E) DELAYED REGISTRATION ADJUSTMENT. If the Registration Statement is not filed and declared effective by the Commission within one-hundred twenty
(120) days following the Closing Date (the "REGISTRATION DEADLINE DATE"), then interest shall be deemed to accrue on the value of the Aggregate Stock Portion (as adjusted under Section 3.1) from the period beginning with the Registration Deadline Date and ending on the Registration Date (the "INTEREST PERIOD") at the rate of ten (10%) percent per annum for the first thirty (30) days of the Interest Period, eleven (11%) percent per annum for the second thirty (30) days of the Interest Period and twelve (12%) percent per annum for the remainder of the Interest Period, and IHS shall pay to the Companies in cash (in the proportions set forth in Schedule 3.3 hereto), not later than the fifth day of each month during the Interest Period, the aggregate amount of accrued and unpaid interest under this Section 5.1(e) through the last day of the immediately preceding month of the Interest Period.

         (F) REGISTRATION EXPENSES. The Companies, and their respective partners, members and shareholders ("PARTICIPANTS") shall not be responsible for, and IHS shall bear, all of IHS's expenses related to the registration referred to herein, including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of the Companies' IHS Stock under the Blue Sky laws of various jurisdictions. Except to the extent accounted for in the post-registration date share adjustment under Section 5.1(d) above, IHS shall not pay any brokerage discounts, commissions or expenses, or pay any costs and expenses arising out of the Companies' or any transferee's failure to comply with its obligations under this Article V.

         (G) RESALE LIMITATIONS. All resales of IHS Stock issued pursuant to this Agreement shall be effected solely through Smith Barney Inc. ("BROKER"), and resales by the Companies and the Participants shall not at any time, in the aggregate, exceed (i) Thirty-Five Thousand (35,000) shares per day for each of the fifteen (15) consecutive trading days commencing with the Registration Date, and (ii) Seventy-Five Thousand (75,000) shares during any thirty (30) day period thereafter.

         (H) REGISTRATION PROCEDURES, ETC. In connection with the registration rights granted to the Companies with respect to the IHS Stock as provided in this Section 5.1, IHS covenants and agrees as follows:

                      (I) At IHS's expense, IHS will keep the registration and qualification under this Section 5.1 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one (1) year following the Registration Date, or until the Companies and the Participants shall not own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first. IHS will promptly notify the Companies and the Representatives, at any time when a prospectus relating to a registration statement under this Section 5.1 is required to be delivered under the Securities Act, of the happening of any event known to IHS as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                      (II) IHS shall furnish the Companies with such number of prospectuses as shall reasonably be requested.

                      (III) IHS shall take all necessary action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by the Companies, provided that IHS shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                      (IV) The information included or incorporated by reference in the registration statement filed pursuant to this Section 5.1 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. IHS shall indemnify the holders of IHS Stock to be sold pursuant to the registration statement, their successors and assigns, and each person, if any, who controls such holders within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934 ("EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by IHS or based upon written information furnished by IHS filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to IHS by the Companies for use in such registration statement (it being understood that IHS may rely on the representations and warranties of the Companies made pursuant to this Agreement in preparing such Registration Statement), any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Companies or any controlling person of the Companies in respect of which indemnity may be sought against IHS pursuant to this subsection 5.1(h)(iv), the Companies or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify

IHS in writing of the institution of such action and IHS shall assume the defense of such actions, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Companies or such controlling person). The Companies or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Companies or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by IHS in connection with the defense of such action, or
(B) IHS shall not have employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to IHS (in which case, IHS shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Companies and/or such controlling person shall be borne by IHS. Except as expressly provided in the previous sentence, in the event that IHS shall not previously have assumed the defenses of any such action or claim, IHS shall not thereafter be liable to the Companies or such controlling person in investigating, preparing or defending any such action or claim.

                      (V) The holders of IHS Stock to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify IHS, its officers and directors and each person, if any, who controls IHS within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from information furnished in writing by or on behalf of such holders, or their successors or assigns, for specific inclusion in such registration statement.

         (I) NOTICE OF SALE. If any Company desires to transfer all or any portion of the IHS Stock, such party shall deliver written notice to IHS describing in reasonable detail its intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective registration statement as provided herein, such party shall sell the IHS Stock in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from IHS that the registration statement relating to the IHS Stock being transferred is not "current" until IHS gives further notice that offers and sales may be recommenced. In the event of any such notice from IHS, IHS agrees to file expeditiously such amendments to the registration statement as may be necessary to bring it current during the period specified in Section 5.1(b) and to give prompt notice to the Companies and to the Representatives when the registration statement has again become current. If any Company desires to transfer any IHS Stock without use of the registration statement, it shall deliver to IHS an opinion of counsel reasonably acceptable to IHS and its counsel to the effect that the proposed transfer of IHS Stock may be made without registration under the Securities Act, and, in such event, such party will be entitled to transfer IHS Stock in accordance with the terms of the notice and opinion of his counsel.

         (J) FURNISH INFORMATION. It shall be a condition precedent to the obligations of IHS to take any action pursuant to this Article V that the Companies shall furnish to IHS in writing such information regarding themselves and the IHS Stock held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the IHS Stock. In that connection, the Companies shall be required to represent to IHS that all such information which is given is both complete and accurate in all material respects. The Companies shall deliver to IHS a statement in writing from the beneficial owner of such securities that they bona fide intend to sell, transfer or otherwise dispose of such securities. The Companies will promptly notify IHS at any time when a prospectus relating to a registration statement covering their respective shares under this Section 5.1 is required to be delivered under the Securities Act, or the happening of any event known to them as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the statements as then existing.

                      (K) INVESTMENT REPRESENTATIONS. All shares of IHS Stock to be issued hereunder will be newly issued shares of IHS. The Companies represent and warrant to IHS that the IHS Stock being issued hereunder is being acquired, and will be acquired, by the Companies for investment for their own account and not with a view to or for sale in connection with any unlawful distribution thereof within the meaning of the Securities Act or the applicable state securities law; the Companies acknowledge that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and the Companies agree that no shares of IHS Stock may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Companies represent and warrant that they have the knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. The Companies have had the opportunity to make inquiries of and obtain from representatives and employees of IHS such other information about IHS as they deem necessary in connection with such investment.

                      (L) LEGEND. It is understood that, prior to sale of any shares of IHS Stock pursuant to an effective registration pursuant to subsection
(b) above, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of IHS's counsel by the applicable securities laws of any state), and upon sale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                      (M) CERTAIN TRANSFEREES. Prior to the effective date of registration of the IHS Stock, the Companies and shall not transfer any shares of IHS Stock to any person or entity unless such transferee shall have agreed in writing to be bound by the provisions applicable to the Companies under this
Article V.

                  5.2 TRANSFERS OF IHS STOCK AND MEMBERSHIP INTERESTS. Each Company agrees that no portion of the IHS Stock or Company Membership Interest issued to it pursuant to this Agreement may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. Without limiting the generality of the foregoing, no Company may transfer any portion of its IHS Stock or Membership Interest to any of its members or partners unless IHS and its legal counsel shall be satisfied that such transfer shall comply with all applicable Federal and state securities laws, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                             ARTICLE VI: THE CLOSING

             6.1      TIME AND PLACE OF CLOSING.

                      (A) The closing (the "CLOSING") of the Transaction shall take place at the office of IHS's counsel at 10:00 A.M. on the day that is one
(1) business day after all of the conditions to closing set forth in this Agreement shall have been tendered, satisfied or expressly waived, but in no event later than May 31, 1998, or at such other time and place upon which the parties may agree. The date on which the Closing is held is referred to in this Agreement as the "CLOSING DATE".

                      (B) If prior to or on the date scheduled for the Closing any of any party's conditions precedent to Closing shall not have been satisfied (and the other party shall not be prepared to tender satisfaction of all unsatisfied conditions at such time), then such party whose conditions have not been satisfied shall be entitled, but shall not be obligated, to extend the date scheduled for the Closing, from time to time, until such time as all of such party's conditions precedent are satisfied; provided that no party shall be entitled to extend the Closing to a date that is later than June 30, 1998, or if the failure of such condition to occur is the result of any bad faith action or failure to act of such party seeking to extend the Closing.

                   ARTICLE VII: REPRESENTATIONS AND WARRANTIES

                      7.1 REPRESENTATIONS AND WARRANTIES OF IHS. IHS hereby represents and warrants to each of the Companies as set forth on Exhibit 7.1 (the "IHS REPRESENTATION AND WARRANTY EXHIBIT"), which exhibit is hereby incorporated herein by reference and made an integral part of this Agreement.

                      7.2 REPRESENTATIONS AND WARRANTIES OF DOWNSTATE. Downstate hereby represents and warrants to IHS and Allied as set forth on Exhibit 7.2 (the "DOWNSTATE REPRESENTATION AND WARRANTY EXHIBIT"), which exhibit is hereby incorporated herein by reference and made an integral part of this Agreement.

                      7.3 REPRESENTATIONS AND WARRANTIES OF METRO/LITHO. Metro/Litho hereby represents and warrants to IHS and Allied as set forth on
Exhibit 7.3 (the  "METRO/LITHO  REPRESENTATION  AND  WARRANTY  EXHIBIT"),  which exhibit is hereby incorporated herein by reference and made an integral part of this Agreement.

                      7.4 REPRESENTATIONS AND WARRANTIES OF LONG ISLAND. Long Island hereby represents and warrants to IHS and Allied as set forth on Exhibit
7.4 (the "LONG ISLAND REPRESENTATION AND WARRANTY EXHIBIT"), which exhibit is hereby incorporated herein by reference and made an integral part of this Agreement.

                      7.5 REPRESENTATIONS AND WARRANTIES OF LITHO CORP. Litho Corp, hereby represents and warrants to IHS and Allied as set forth on Exhibit
7.5 (the "LITHO CORP REPRESENTATION AND WARRANTY EXHIBIT").

                      7.6 REPRESENTATIONS AND WARRANTIES REGARDING LITHOTRIPSY PRACTICE. Each of the Companies hereby jointly and severally represent and warrant to IHS and Allied with respect to the Lithotripsy Practice as set forth on Exhibit 7.6 (the "LITHOTRIPSY PRACTICE REPRESENTATION AND WARRANTY EXHIBIT", and together with the Downstate Representation and Warranty Exhibit, the Metro/Litho Representation and Warranty Exhibit, the Long Island Representation and Warranty Exhibit, and the Litho Corp Representation and Warranty Exhibit, the "REPRESENTATION AND WARRANTY EXHIBITS", and each a "REPRESENTATION AND WARRANTY EXHIBIT"), which exhibit is hereby incorporated herein by reference and made an integral part of this Agreement.



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

         ARTICLE VIII: INFORMATION AND RECORDS CONCERNING THE COMPANIES

                      8.1 ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING.

                      Prior to the Closing Date, IHS may make, or cause to be made, such investigation of the financial and legal condition of the Companies and the Lithotripsy Practice as it deems necessary or advisable to familiarize itself with the Companies and the Lithotripsy Practice and/or matters relating to their history or operation. The Companies shall permit, and shall cause the Lithotripsy Practice to permit IHS and its authorized representatives (including legal counsel and accountants), to have full access to the books and records of the Companies and the Lithotripsy Practice upon reasonable notice and during normal business hours, and the Companies will furnish, or cause to be furnished, to IHS such financial and operating data and other information and copies of documents with respect to the products, services, operations and assets of the Companies and the Lithotripsy Practice as IHS shall from time to time reasonably request. The documents to which IHS shall have access shall include, but not be limited to, the tax returns and related work papers since inception of the Companies and the Lithotripsy Practice; and the Companies shall make, or cause to be made, extracts thereof as IHS and its representatives may request from time to time to enable IHS and its representatives to investigate the affairs of the Companies and the accuracy of the representations and warranties made in this Agreement. The Companies shall cause their accountants to cooperate with IHS and to disclose the results of audits relating to the Companies and the Lithotripsy Practice to produce the working papers relating thereto. Without limiting any of the foregoing, it is agreed that IHS will have full access to any and all agreements between and among the previous and current equity holders regarding their ownership of equity or the management or operation of the Companies and the Lithotripsy Practice. The Companies will, subject to mutually acceptable conditions and schedules, permit IHS (or its representatives) to meet with and interview the employees and representatives of the Companies and the Lithotripsy Practice that are responsible for the responses to, or have information with respect to, the questions set forth on the Questionnaires referred to in the Representation and Warranty Exhibits.

              ARTICLE IX: OBLIGATIONS OF THE PARTIES UNTIL CLOSING

                      9.1 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, each Company shall, and each of the Companies shall use its respective best efforts to cause the Lithotripsy Practice to, maintain its respective existence and conduct its business in good faith and in the customary and ordinary course of business consistent with past practice.

                      9.2 NEGATIVE COVENANTS OF THE COMPANIES. Without the prior written approval of IHS, no Company shall (and each Company shall use its respective best efforts to cause the Lithotripsy Practice not to) between the date hereof and the Closing (or the earlier termination of this Agreement):

                      (A) (I) sell, assign, transfer or dispose of any of its assets, except in the ordinary course of business consistent with past practice and which does not result in a material depletion of assets;

                      (II) mortgage, pledge or subject to any Lien of any nature whatsoever any of its assets, other than Permitted Liens;

                      (III) enter into any contract, agreement, instrument or commitment or make or suffer any termination of any contract, agreement, instrument or commitment, or make or suffer any modification or amendment of any contract, agreement, instrument or commitment except, in each case, in the ordinary course of business consistent with past practice and which will not materially adversely affect its earnings or otherwise be material;

                      (IV) except in the ordinary course of business, consistent with past practice, fail to comply with any applicable minimum wage law, increase the salaries or other compensation of any of its employees, consultants or representatives, or make any increase in, or any additions to, other benefits to which any of such employees, consultants or representatives may be entitled;

                      (V) discharge or satisfy any Lien or encumbrance, or satisfy, pay or prepay any material liabilities, other than in the ordinary course of business consistent with past practice, or fail to pay or discharge when due any liabilities, the failure to pay or discharge of which would likely cause any actual damage or risk of loss to it or its business or its assets;

                      (VI) incur any liabilities, other than trade payables and other operating liabilities that would be reflected on the date incurred as current liabilities on its balance sheet in accordance with GAAP, and in the ordinary course of business consistent with past practice;

                      (VII) fail to use its commercially reasonable efforts collect any accounts receivable in the ordinary course of business consistent with past practice;

                      (VIII) change any of the accounting principles followed by it or the methods of applying such principles;

                      (IX) cancel, modify or waive any debts or claims held by it, other than in the ordinary course of business consistent with past practice, or waive any rights of substantial value, whether or not in the ordinary course of business; or

                      (X) issue any capital stock, or declare or pay or set aside or reserve any amounts for payment of any dividend or other distribution in respect of any equity interest or other securities, or redeem or repurchase any of its capital stock or other securities, or make any payment to any Affiliate (as such term is defined in the Representation and Warranty Exhibits) except for payments of ordinary dividends and tax distributions to Existing Equity Holders and fees and compensation to Affiliates in the ordinary course of business consistent with past practice and disclosed to IHS as such; provided, however, that IHS will not withhold its consent to any payment otherwise prohibited hereby so long as it reasonably believes that such payment will not result in a Stock Portion reduction at Closing in accordance with Article III above;

                      (XI) fail to collect, withhold and/or pay to any proper Governmental Authority (as such term is defined in the Representation and Warranty Exhibits), any Taxes (as such term is defined in the Representation and Warranty Exhibits) required by applicable law to be so collected, withheld and/or paid, except to the extent such Taxes are being contested in good faith by appropriate proceedings and a proper reserve therefor has been made and is disclosed on the relevant Balance Sheet;

                      (XII) institute, settle or agree to settle any litigation, action or proceeding before any Governmental Authority (as such term is defined in the Representation and Warranty Exhibits) relating to it or its property;

                      (XIII) enter into any material transaction other than in the ordinary course of business consistent with past practice; or

                      (XIV) agree or otherwise become committed to do any thing described in any of clauses (i) through and including (xiii) above;

                      (B) dissolve, reorganize, merge, consolidate or enter into a share exchange with or into any other entity;

                      (C) make any change to its Governing Documents (as such term is defined in the Representation and Warranty Exhibits);

                      (D) perform, take or fail to take any action or incur or permit to exist any of the acts, transactions, events or occurrences of a type which would be inconsistent with the representations, warranties and covenants made by it pursuant to this Agreement had the same occurred prior to the date hereof; provided however, that the foregoing shall not prohibit it from acquiring or disposing of assets, or incurring trade payables, or entering into contracts, in each case, to the extent not otherwise prohibited by this Agreement;

                      (E)  take  any   action   that   would   prevent  it  from
consummating the transactions contemplated by this Agreement.

                  9.3 AFFIRMATIVE COVENANTS. Between the date hereof and the Closing, each Company shall (and each Company shall use its respective reasonable best efforts to cause the Lithotripsy Practice to):

                      (A) maintain its assets in substantially the state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

                      (B) maintain in full force and effect all Licenses (as such term is defined in the Representation and Warranty Exhibits) currently in effect with respect to its business;

                      (C) maintain in full force and effect the insurance policies and binders currently in effect, or the replacements thereof;

                      (D) preserve intact its present business organization; keep available the services of its present employees and agents; and maintain the relations and goodwill with suppliers, employees, affiliated medical personnel and any others having business relating to it;

                      (E) maintain all of its books and records in accordance with its past practices;

                      (F) comply in all material respects with all provisions of contracts, agreements, instruments and commitments to which it is a party, and comply in all material respects with the provisions of all Governmental Requirements applicable to its business;

                      (G) cause to be paid when due, all Taxes, imposed upon it or on any of its properties or which it is required to withhold and pay over, except to the extent such Taxes are being contested in good faith by appropriate proceedings and a proper reserve therefore has been made and is disclosed on the relevant Balance Sheet;

                      (H) promptly notify IHS in writing of the threat or commencement against it of any claim, action, suit or proceeding, arbitration or investigation;

                      (I) promptly notify IHS in writing of any act, event or occurrence that constitutes, or that will constitute on the Closing Date, a breach by it of any representation, warranty or covenant made pursuant to this Agreement; and

                      (J) promptly notify IHS in writing of any event involving it which has had or may be reasonably expected to have a material adverse effect on its business or financial condition or may involve the material loss of relationships with any of its customers.

                  9.4 PURSUIT OF CONSENTS AND APPROVALS. Prior to the Closing, the parties shall cooperate and use their respective reasonable efforts to obtain all consents and approvals of Governmental Authorities and all other parties necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, occupancy and enjoyment of the business of the Companies by Allied in accordance herewith ("REQUIRED APPROVALS").

                  9.5 SUPPLEMENTARY FINANCIAL INFORMATION. Within fifteen (15) days after the end of each calendar month between the date of this Agreement and the Closing Date, each Company shall provide to IHS unaudited financial statements (including at a minimum, income statements, a balance sheet and a statement of cash flows, and an accounts receivable aging list) for such month then ended that shall present fairly the results of the operations of the Companies, on a combined basis, at such date and for the period covered thereby, all in accordance with GAAP (except as otherwise specifically disclosed in schedules annexed thereto), in each case, certified as true and correct in all material respects by each of the Representatives.

                  9.6 EXCLUSIVITY.  Until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 13.1, neither the Company, nor any of their respective Affiliates, shall, directly or indirectly (through any brokers, finders or otherwise), solicit or entertain any offers or engage in any discussions or negotiations or enter into any agreement or letter of intent directly or indirectly with any other party in respect of the sale of any equity in any Company or of substantially all of the assets of any Company, or in respect of any merger, consolidation or other sale of any Company or, except as contemplated by this Agreement, with respect to the management of the Lithotripsy Practice or any lease to the Lithotripsy Practice (any of said transactions being referred to herein as a "PROHIBITED TRANSACTION"). Any Company shall promptly advise IHS of any offer or solicitation that he, she or it receives for a Prohibited Transaction, including, without limitation, the name of the person making such offer or solicitation and the terms of such offer or solicitation.

             ARTICLE X: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

                  The obligation of IHS to consummate the Transaction is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by IHS, with any such waiver to be effective only if in writing. Upon failure of any of the following conditions, IHS may terminate this Agreement pursuant to and in accordance with
Article XII herein.

                  10.1     REPRESENTATIONS AND WARRANTIES.

                      (A) The representations and warranties of each Company made pursuant to this Agreement shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing, as though such representations and warranties were made at and as of such time.

                      (B) The representations and warranties of each Existing Equity Holder made pursuant to its, his or her Representation and Indemnification Agreement shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing, as though such representations and warranties were made at and as of such time.

                  10.2     PERFORMANCE OF COVENANTS.

                      (A) Each of the Companies shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing.

                      (B) Each Existing Equity Holder shall have performed or complied in all material respects with such party's respective agreements and covenants required by this Agreement to be performed or complied with by such party prior to or at the Closing.

                  10.3 DELIVERY OF CLOSING CERTIFICATE. An authorized officer, manager or general partner of each Company shall have executed and delivered to IHS a certificate dated the Closing Date, upon which IHS may rely, certifying that the conditions contemplated by Sections 10.1 and 10.2 applicable to them have been satisfied.

                  10.4     OPINIONS OF COUNSEL.

                      (A) The Companies shall have delivered to IHS an opinion, dated the Closing Date, of their counsel, in form and substance to be mutually agreed.

                      (B) In addition, IHS shall have received an opinion acceptable to it from legal counsel in New York on the present ownership, referral and reimbursement structure of the lithotripsy business conducted by each of the Companies, and on such other matters, as IHS shall reasonably request. The cost of such regulatory opinion shall be borne by IHS.

                  10.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prohibits or prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

                  10.6 AUTHORIZATION DOCUMENTS. IHS shall have received a certificate of an authorized officer, manager or general partner of each Company certifying as of the Closing Date a copy of resolutions of its shareholders, members or partners authorizing the execution and full performance of this Agreement and the Transaction Documents and the incumbency of its authorized representatives.

                  10.7 MATERIAL CHANGE. Since the date of the Balance Sheet there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of any Company or the Lithotripsy Practice, taken as a whole.

                  10.8     APPROVALS.

                      (A) The Required Approvals shall have been granted;

                      (B) None of the Required Approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the business of any Company or Allied or IHS (or any of its subsidiaries or affiliates), or (ii) shall impose upon any of them any material condition or provision or requirement with respect to its business or the respective operation thereof that is more restrictive than the conditions imposed upon such operation prior to Closing.

                  10.9     [INTENTIONALLY OMITTED].

                  10.10 ENGINEERING REPORT. IHS shall have received a copy of an engineering survey and report in form and substance reasonably satisfactory to it from a qualified engineering or other firm of its choice concerning a full and complete inspection of the Long Island Facility. If such report states that a material problem exists, IHS may terminate this Agreement.

                  10.11 SURVEYS. IHS shall have received a standard real estate boundary and as built survey of the Long Island Facility, prepared by a land surveyor licensed in New York and approved by IHS that confirms the condition of the property without Liens or exceptions other than Permitted Liens. If such report states that a material problem exists, IHS may terminate this Agreement.

                  10.12 ZONING REPORT. IHS shall have received reports from qualified zoning inspectors approved by it with respect to the compliance of the Long Island Facility with all applicable zoning requirements. If such report states that a material problem exists, IHS may terminate this Agreement.

                  10.13 TITLE INSURANCE. IHS shall have obtained, at its expense, at normal rates, a title commitment from a reputable title insurance company selected by IHS (the "TITLE COMPANY") for a title policy (owner's ALTA Policy Form B, as amended 10/17/70), insuring that title to the Long Island Facility shall be good and marketable and free and clear of all Liens and other title objections (including any lien or future claim from materials or labor supplied for improvement of such property), except for Permitted Liens and the standard exceptions normally contained in the ALTA Form B Title Policy and schedules thereto; provided, however, that at the request of IHS the applicable Company, shall provide such affidavits to the Title Company or take such other reasonable actions (at no expense to IHS or Allied) that would enable the Title Company to remove any of such standard exceptions. If such title commitment shall indicate that any Liens or other exceptions exist that are not permitted as aforesaid, IHS may terminate this Agreement.

                      10.14 OPERATING AGREEMENT. The Operating Agreement shall be in the form and substance of Exhibit A.

                      10.15 MANAGEMENT AGREEMENT AND LEASES. The Lithotripsy Practice shall have entered into a Management Agreement (the "MANAGEMENT AGREEMENT") with Allied in the form and substance of Exhibit 10.15, and shall have entered into equipment and facility leases with Allied on terms and conditions no less favorable to Allied than those presently governing with respect to the leases of equipment and facilities by the Companies to the Lithotripsy Practice, and otherwise on terms and conditions reasonably satisfactory to the parties hereto, provided, however, that the aggregate amount of rent payable by the Lithotripsy Practice for equipment and facility space attributable to the Manhattan Facility, the Long Island Facility and the Westchester Facility shall in no event be less than $3,750,000.

                      10.16 LIENS ON LITHOTRIPSY PRACTICE ASSETS. All security interests held by any of the Comapnies with respect to any of the assets and property, including receivables, of the Lithotripsy Practice, shall be terminated.

                      10.17 WESTCHESTER FACILITY. The Westchester Facility shall be operational.

                      10.18 EMPLOYMENT AND CONSULTING AGREEMENTS. Allied shall have entered into Employment Agreements with Dr. McGowan in the form and substance of Exhibit 10.18-1 (the "MCGOWAN EMPLOYMENT AGREEMENT") and with Dr. Fruchtman in the form and substance of Exhibit 10.18-2 (the "FRUCHTMAN EMPLOYMENT AGREEMENT", and collectively, the "EMPLOYMENT AGREEMENTS").

                      10.19 NON-COMPETE AGREEMENTS. At least eighty-five (85%) percent of the urologists that hold equity interests in any of the Companies on the date hereof, and the Lithotripsy Practice and each Company, shall have entered into non-competition agreements with Allied in the form and substance of
Exhibit 10.19 (the "NON-COMPETE AGREEMENTS"). Without limiting the foregoing, each of the urologists set forth on Schedule 10.19 shall have entered into Non-Compete Agreements.

                      10.20 AGREEMENTS WITH CERTAIN UROLOGISTS, RADIOLOGY TECHNOLOGISTS AND ANESTHESIOLOGISTS. The Companies shall use their respective reasonable best efforts to cause each radiology technologist and anaesthesiologist that performs services for the Lithotripsy Practice, to have entered into an agreement with respect to their provision of services to the Lithotripsy Practice on terms and conditions reasonably satisfactory to IHS.

                      10.21 INVESTOR REPRESENTATION AND INDEMNIFICATION AGREEMENTS. Each Existing Equity Holder shall have executed and delivered a Representation and Indemnification Agreement in the form of Exhibit 10.21 (the "REPRESENTATION AND INDEMNIFICATION AGREEMENTS"), pursuant to which it, he or she shall make certain representations, warranties and covenants with respect to its, his or her equity interest in the applicable Company, its, his or her proposed investment in Allied, and with respect to certain other matters, and pursuant to which it, he or she shall agree to indemnify Allied and IHS, subject to the terms and conditions set forth in such Representation and Indemnification Agreements, with respect to breaches of representations, warranties and covenants of the Companies in which it, he or she is an equity holder.

                      10.22 WORKING CAPITAL. The aggregate Estimated Closing Date Working Capital of the Companies shall be at least $525,000.

                      10.23  LONG-TERM  LIABILITIES.   The  aggregate  Estimated
Long-term Liabilities of the Companies shall not be greater than $1,300,000.

                      10.24 ESTIMATED LITHOTRIPSY PRACTICE BALANCE SHEET. The Companies shall have delivered to IHS a certificate signed by each Representative certifying his or her best good faith estimate of the balance sheet of the Lithotripsy Practice as of the Closing Date (the "ESTIMATED LITHOTRIPSY PRACTICE CLOSING DATE BALANCE SHEET"). If the working capital of the Lithotripsy Practice as set forth on the Estimated Lithotripsy Practice Balance Sheet shall be less than $3,000,000 (the "MINIMUM LITHOTRIPSY PRACTICE WORKING CAPITAL"), or if there shall be any long-term liabilities set forth thereon, IHS shall not be required to close the transactions contemplated hereby. Any working capital in excess of the Minimum Lithotripsy Practice Working Capital may be distributed to the Companies prior to Closing.

                      10.25 OTHER DOCUMENTS. The Companies shall have furnished IHS or Allied with all other documents, certificates and other instruments required to be furnished by them pursuant to the terms hereof.

        ARTICLE XI: CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANIES

                      The obligation of the Companies to consummate the transactions contemplated by this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by the applicable Representative, with any such waiver to be effective only if in writing. Upon failure of any of the following conditions, the applicable Representative may terminate this Agreement pursuant to and in accordance with Article XIII herein.

                      11.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of IHS made pursuant to this Agreement shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing as though such representations and warranties were made at and as of such time.

                      11.2 PERFORMANCE OF COVENANTS. IHS shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

              11.3 DELIVERY OF CLOSING CERTIFICATE. IHS shall have delivered to the Representatives a certificate of an officer of IHS dated the Closing Date upon which the Companies may rely, certifying that the statements made in Sections 11.1 and 11.2 are true, correct and complete as of the Closing Date.

              11.4 OPINION OF COUNSEL.

                      (A) IHS shall have delivered to the Representatives an opinion, dated the Closing Date, of its counsel, in form and substance to be mutually agreed.

                      (B) In addition, the Representatives shall have received an opinion acceptable to them from legal counsel in New York on the present ownership, referral and reimbursement structure of the lithotripsy business conducted by each of the Companies, and on such other matters, as the Representatives shall reasonably request.

              11.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

              11.6 AUTHORIZATION DOCUMENTS. The Representatives shall have received a certificate of the Secretary or other officer of IHS certifying a copy of resolutions of the Board of Directors of IHS authorizing IHS's execution and full performance of this Agreement and the Transaction Documents and the incumbency of the officers of IHS.

              11.7 EMPLOYMENT AGREEMENTS. Each of the Employment Agreements shall have been executed and delivered.

              11.8 RELEASE OF GUARANTIES. Each Existing Equity Holder shall have been released from any guaranties of the Assumed Liabilities. The parties shall use their respective commercially reasonable efforts to obtain such releases. Notwithstanding the foregoing, if any of such releases are not obtained, IHS, in its sole and absolute discretion, may cause the condition set forth herein to be satisfied by electing that Allied indemnify and hold any Existing Equity Holder harmless from and against one-hundred (100%) percent of any Losses (as such term is hereinafter defined in Section 12.2) arising out of any guaranty by such Existing Equity Holder of any Assumed Liability.

              11.9 OPERATING AGREEMENT. The Operating Agreement shall be in the form and substance of Exhibit A.



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

              11.10 MANAGEMENT AGREEMENT AND LEASES. The Lithotripsy Practice shall have entered into the Management Agreement with Allied in the form and substance of Exhibit 10.15, and shall have entered into equipment and facility leases with Allied on terms and conditions no less favorable to Allied than those presently governing with respect to the leases of equipment and facilities by the Companies to the Lithotripsy Practice, and otherwise on terms and conditions reasonably satisfactory to the parties hereto, provided, however, that the aggregate amount of rent payable by the Lithotripsy Practice for equipment and facility space attributable to the Manhattan Facility, the Long Island Facility and the Westchester Facility shall in no event be less than $3,750,000.

              11.11 IHS NON-COMPETE/FIRST OFFER AGREEMENT. IHS shall have entered into a Non- compete/First Offer Agreement with Allied in the form and substance of Exhibit 11.11.

              11.12 CONSENT OF EXISTING EQUITY HOLDERS. To the extent required by each of their respective organizational agreements and charters, or otherwise pursuant to applicable law, each Company shall have obtained the approval from its shareholders, partners or members, as applicable, of the transactions contemplated hereby.

              11.13 OTHER DOCUMENTS. IHS shall have furnished the Companies with all documents, certificates and other instruments required to be furnished to them by IHS pursuant to the terms hereof.

              11.14 NO DECLINE IN STOCK PRICE. The closing NYSE price per share of IHS Stock as of the close of trading on the most recent trading day prior to the Closing shall not be more than thirty-three (33%) percent below the NYSE price per share of IHS Stock as of the close of trading on the date of this Agreement (or, if the date hereof is not a trading date, then the most recent trading day prior to the date of this Agreement).

       ARTICLE XII: SURVIVAL AND INDEMNIFICATION; POST-CLOSING OBLIGATIONS

              12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive the Closing Date notwithstanding any investigation at any time made by or on behalf of the other party.

              12.2 INDEMNIFICATION BY THE COMPANIES.

              (A)  DOWNSTATE.  Subject to the  limitations  set forth in Section
12.5 below, Downstate shall indemnify and defend IHS and Allied and each of their respective shareholders, members, managers, officers, directors, agents and employees, and their respective successors and assigns ("IHS/ALLIED INDEMNITEES") and hold each of them harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "LOSS") resulting from or arising out of:

              (I) any  inaccuracy  in, or any breach of, any  representation  or
warranty  made  or  certification   delivered  by  Downstate  pursuant  to  this
Agreement;

              (II) the breach of any covenant or agreement by Downstate made pursuant to this Agreement;



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

               (III) any Downstate Excluded Liability;

              (IV) any Lithotripsy Practice Prohibited Liability; or

              (V) any action, suit, proceeding, demand, assessment, judgment, settlement, cost or legal or other expense incident to any of the foregoing.

              (B)  METRO/LITHO.  Subject to the limitations set forth in Section
12.5 below, Metro/Litho shall indemnify and defend the IHS/Allied Indemnitees and hold each of them harmless against and with respect to any and all Loss resulting from or arising out of:

              (I) any inaccuracy in, or any breach of, any representation or warranty made or certification delivered by Metro/Litho pursuant to this Agreement;

              (II) the breach of any covenant or agreement by Metro/Litho made pursuant to this Agreement;

              (III) any  Metro/Litho  Excluded  Liability;

              (IV) any Lithotripsy Practice Prohibited Liability; or

              (V) any action, suit, proceeding, demand, assessment, judgment, settlement, cost or legal or other expense incident to any of the foregoing.

              (C) LONG ISLAND.  Subject to the  limitations set forth in Section
12.5 below, Long Island shall indemnify and defend the IHS/Allied Indemnitees and hold each of them harmless against and with respect to any and all Loss resulting from or arising out of:

              (I) any inaccuracy in, or any breach of, any representation or warranty made or certification delivered by Long Island pursuant to this Agreement;

              (II) the breach of any covenant or agreement by Long Island made pursuant to this Agreement;

              (III) any Long Island Excluded Liability;

              (IV) any Lithotripsy Practice Prohibited Liability; or

              (V) any action, suit, proceeding, demand, assessment, judgment, settlement, cost or legal or other expense incident to any of the foregoing.

              (D) LITHO CORP.  Subject to the  limitations  set forth in Section
12.5 below, Litho Corp shall indemnify and defend the IHS/Allied Indemnitees and hold each of them harmless against and with respect to any and all Loss resulting from or arising out of:

              (I) any inaccuracy in, or any breach of, any representation or warranty made or certification delivered by Litho Corp pursuant to this Agreement;

              (II) the breach of any covenant or agreement by Litho Corp made pursuant to this Agreement;



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

              (III) any Litho Corp Excluded Liability;

              (IV) any Lithotripsy Practice Prohibited Liability; or

              (V) any action, suit, proceeding, demand, assessment, judgment, settlement, cost or legal or other expense incident to any of the foregoing.

              12.3 INDEMNIFICATION BY IHS. IHS shall indemnify and defend each Company and hold them and their respective members, partners, shareholders, directors, officers and managers and their respective successors and assigns harmless against and with respect to any and all Loss resulting from or arising out of:

              (A) any inaccuracy in, or breach of, any representation or warranty made or certification delivered by IHS pursuant to this Agreement;

              (B) the breach of any covenant or agreement by IHS made pursuant to this Agreement; or

              (C) any action, suit, proceeding, demand, assessment, judgment, settlement, cost or legal or other expenses incident to any of the foregoing.

              12.4 INDEMNIFICATION BY ALLIED. Allied shall indemnify and defend each Company and hold them and their respective members, partners, shareholders, directors, officers and managers and their respective successors and assigns harmless against and with respect to any and all Loss resulting from or arising out of the ownership and operation of the Aggregate Assets, and the assumption and satisfaction of Aggregate Assumed Liabilities, after the Closing Date.

              12.5 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

              (A)  EXCEPTIONS  TO  SEVERAL  LIABILITY.   Except  as  hereinafter
provided or as otherwise expressly provided in this Agreement, each of the parties (and each of the Existing Equity Holders, pursuant to their respective Representation and Indemnification Agreements) shall be severally and not jointly liable for any indemnification obligations arising out of this Article XII.

              (I) Downstate shall be jointly and severally liable with the Downstate Existing Equity Holders (pursuant to their respective Representation and Indemnification Agreements) for all of its indemnification obligations hereunder and their indemnification obligations under their respective Representation and Indemnification Agreements.

              (II) Metro/Litho shall be jointly and severally liable with the Metro/Litho Existing Equity Holders (pursuant to their respective Representation and Indemnification Agreements) for all of its indemnification obligations hereunder and their indemnification obligations under their respective Representation and Indemnification Agreements.

              (III) Long Island shall be jointly and severally liable with the Long Island Existing Equity Holders (pursuant to their respective Representation and Indemnification Agreements) for all of its indemnification obligations hereunder and their indemnification obligations under their respective Representation and Indemnification Agreements.



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

              (IV) Litho Corp shall be jointly and severally liable with the Litho Existing Equity Holders (pursuant to their respective Representation and Indemnification Agreements) for all of its indemnification obligations hereunder and their indemnification obligations under their respective Representation and Indemnification Agreements.

              (V) Downstate, Metro/Litho, Long Island, Litho Corp and their respective Existing Equity Holders (pursuant to their respective Representation and Indemnification Agreements), shall be jointly and severally liable for all indemnification obligations relating to representations and warranties made pursuant to the Lithotripsy Practice Representation and Warranty Exhibit.

              (B)   ASSERTION   OF   INDEMNIFICATION   CLAIMS  FOR  BREACHES  OF
REPRESENTATIONS AND WARRANTIES. Any claim for indemnification for any Loss arising out of any breach of any representation or warranty made or certification delivered pursuant to this Agreement must be asserted by written notice by no later than the fifteen (15) month anniversary of the Closing Date, except that any claim by any IHS/Allied Indemnitee for indemnification arising out of a breach of any representation or warranty with respect to any Tax matter may be asserted any time prior to expiration of the applicable statute of limitations for the assertion of the related tax claim by the applicable Governmental Authority, including extensions for any necessary appeals.

              (C) MAXIMUM LIABILITY. Subject to subsection (d) below, the maximum aggregate liability of each of: (i) the Companies and the Existing Equity Holders (pursuant to their Representation and Indemnification Agreements) (considered together), or (ii) Allied, or (iii) IHS, for indemnification pursuant to this Agreement, shall not exceed $5,000,000. Each Representation and Indemnification Agreement provides that, subject to subsection (d) below, each Existing Equity Holder shall not be liable for more than forty-seven and six-tenths percent (47.6%) of his or her allocable share (based on the portion of such Company that is owned by him or her) of any indemnification obligation to any IHS/Allied Indemnitee for any Losses for which said Company is jointly and severally liable in accordance with subsection (a) above.

              (D) EXCEPTIONS TO MAXIMUM LIABILITY. Notwithstanding anything to the contrary contained in subsection (c) above or elsewhere in this Agreement, there shall be no limit on the liability for indemnification obligations of any of the parties hereto or any of the Existing Equity Holders pursuant to this Agreement or pursuant to their respective Representation and Indemnification Agreements with respect to any obligation to make any payment or refund pursuant to Article III or Article V hereof. Furthermore, notwithstanding anything to the contrary contained in subsection (c) above or elsewhere in this Agreement, the Companies, and the Existing Equity Holders (pursuant to their respective
Representation and Indemnification Agreements) shall, without limitation on amount, indemnify and hold the IHS/Allied Indemnitees harmless from and against any Loss incurred by any of them by reason of any claim of any Company, or any Existing Equity Holder against any IHS/Allied Indemnitee, or against any other Company or Existing Equity Holder arising out of any breach of any representation, warranty, or covenant made, or certification delivered, by any Company, or any Existing Equity Holder to any IHS/Allied Indemnitee, or to each other in connection with the transactions contemplated by this Agreement, except to the extent that any such Loss shall have been caused by IHS (whether by action or by omission to act when a duty to act existed and including as a result of a breach of any representation, warranty or covenant made by IHS). Furthermore, the limitations contained in subsection (c) above shall not apply to any cost or expense, including without limitation, reasonable legal fees and expenses, incurred in connection with the enforcement of the indemnification obligations.



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

              (E) BASKET. None of (i) the Companies, and the Existing Equity Holders (considered together), (ii) IHS, or (iii) Allied shall be liable for indemnification obligations pursuant to this Agreement or the Representation and Indemnification Agreements unless and until the aggregate amount of the indemnification liabilities against them, Allied or IHS, as the case may be, shall exceed $10,000, in which case they, Allied or IHS, as the case may be, shall be liable for the entire amount of such indemnification liabilities.

              (F) RIGHT AND OBLIGATION TO PROCEED AGAINST AMOUNTS DUE TO THE COMPANIES, AND THE EXISTING EQUITY HOLDERS. Each of the Companies hereby irrevocably grants, and each of the Existing Equity Holders shall, pursuant to their respective Representation and Indemnity Agreements, irrevocably grant to each IHS/Allied Indemnitee the right to collect any amounts that it, he or she may owe to such IHS/Allied Indemnitee by reason of indemnification rights under this Agreement or any Representation and Indemnity Agreement by taking an assignment of any amount that shall then or thereafter become due to it, him or her by Allied. In furtherance of the foregoing, each of the Companies hereby irrevocably authorizes and instructs Allied, and each of the Existing Equity Holders shall, pursuant to their respective Representation and Indemnity Agreements, irrevocably authorize and instruct Allied, to pay (out of any amounts that shall then be due by Allied to such indemnifying party) to any IHS/Allied Indemnitee, upon receipt of a written demand from such IHS/Allied
Indemnitee (with copies thereof delivered to the Representatives) any amount that such IHS/Allied Indemnitee claims pursuant to the indemnification provisions of this Agreement or any Representation and Indemnity Agreement. Allied shall be required to make such payment to such IHS/Allied Indemnitee (to the extent of any amounts that shall then be due to such indemnifying party by Allied), provided, however, that if the indemnifying party so requests, Allied shall deposit (out of any amounts that shall then be due by Allied to such indemnifying party) in an escrow account with Crestar Bank (to be held in escrow pending joint written delivery instructions from the indemnifying party and the applicable IHS/Allied Indemnitee, or an order of a court of competent jurisdiction) any amount that such IHS/Allied Indemnitee claims pursuant to the indemnification provisions of this Agreement or any Representation and
Indemnification Agreement. If there shall be a Closing, each IHS/Allied Indemnitee shall be required to proceed to collect any amounts that it claims pursuant to its, his or her indemnification rights under this Agreement or any Representation and Indemnity Agreement to the extent of any amounts that shall then be due by Allied to the applicable indemnifying party prior to proceeding directly against such indemnifying party.

     12.6     CONTROL OF DEFENSE OF INDEMNIFIABLE CLAIMS.

              (A) IHS/ALLIED INDEMNITEE CLAIMS. IHS shall be entitled to control any indemnification claims and rights of Allied. IHS shall give the applicable Representative (or, in case of a claim involving the Lithotripsy Practice, to all of the Representatives) prompt written notice of each claim for which any IHS/Allied Indemnitee seeks indemnification. Failure to give such prompt written notice shall not relieve any party of its, his or her respective indemnification obligation (each, an "INDEMNIFYING PARTY"), provided that such indemnification obligations shall be reduced by any damages that the applicable Indemnifying Party demonstrates that it, he or she has suffered resulting from a failure to give prompt notice hereunder. Any Indemnifying Party shall be entitled to participate in the defense of such claim; however, unless an applicable Indemnifying Party acknowledges in writing that the claim is fully indemnifiable by it, him, or her under this Agreement (without any limitations imposed pursuant to Section 12.5 (c) above), and, if requested by IHS, posts adequate bond or security, IHS shall be entitled to control the defense of such claim at the cost and expense of the Indemnifying Parties. If any Indemnifying Party does acknowledge in writing that the claim is fully indemnifiable by it, him, or her under this Agreement (without any limitations imposed pursuant to Section 12.5(c) above), and, if requested by IHS, posts adequate bond or security, then such Indemnifying Party (together with any other Indemnifying Party that is so qualified) may assume



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

control of the defense of any such claim, and IHS shall not settle such claim without the consent of the Representative for such Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this Section 12.6 shall prevent either party from assuming control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

              (B) COMPANY CLAIMS. Any Company seeking indemnification from IHS pursuant to this Agreement shall give IHS prompt written notice of each claim for which such indemnification is sought. Failure to give such prompt written notice shall not relieve IHS of its indemnification obligation, provided that such indemnification obligation shall be reduced by any damages that IHS demonstrates it has suffered resulting from a failure to give prompt notice hereunder. IHS shall be entitled to participate in the defense of any such claim; however, unless IHS acknowledges in writing that the claim is fully indemnifiable by it under this Agreement (without any limitations imposed pursuant to Section 12.5(c) above), and, if requested by such indemnified party, posts adequate bond or security, such indemnified party shall be entitled to control the defense of such claim at the cost and expense of IHS. If IHS does acknowledge in writing that the claim is fully indemnifiable by it under this Agreement (without any limitations imposed pursuant to Section 12.5(c) above), and, if requested by the indemnified party, posts adequate bond or security, then IHS may assume control of the defense of any such claim, and the indemnified party shall not settle such claim without the consent of IHS, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this Section 12.6 shall prevent either party from assuming total control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

                  12.7 AGREEMENT REGARDING CERTAIN UROLOGISTS. After the Closing, the Companies shall in good faith use their reasonable best efforts to cause Drs. Lui, Peng, Salant, Lowe and Gluck to become members of Allied, pursuant to the terms of the Operating Agreement.

                            ARTICLE XIII: TERMINATION

              13.1 TERMINATION. This Agreement may be terminated at any time at or prior to the time of Closing by:

              (A) IHS, if any condition precedent to the obligations of IHS under this Agreement, including without limitation, those conditions set forth in Section 2.5(a), Section 4.1 or Article X hereof, have not been satisfied by the date scheduled for the Closing, as the same may be extended pursuant to
Section 6.1(b), or pursuant to Section 14.1 if any material portion of the Downstate Assets, the Long Island Assets, the Metro/Litho Assets or the Litho Corp Assets is damaged or destroyed as a result of fire, other casualty or from any reason whatsoever, or otherwise as expressly provided in this Agreement;

              (B) any Representative, if any condition precedent to the obligations of any party for whom it is acting as the Representative hereunder, including without limitation those conditions set forth in Article XI hereof, have not been satisfied by the date scheduled for the Closing, as the same may be extended pursuant to Section 6.1(b), or otherwise as expressly provided in this Agreement;

              (C) the mutual consent of IHS and each Representative.



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

              13.2 EFFECT OF TERMINATION. If a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other; provided, however, that if such termination is by reason of the breach by any party of any of its representations, warranties or obligations under this Agreement, the other party shall be entitled to be indemnified for any Losses incurred by it by reason thereof in accordance with Section 12.2 or 12.3, as the case may be, hereof (and for such purposes such Section 12.2 or 12.3, as the case may be, shall survive the termination of this Agreement). Notwithstanding the foregoing, if at any time on or prior to the Closing, (i) IHS shall determine that the certificate contemplated in Section 11.3 hereof as it relates to the condition set forth at
Section 11.1 hereof cannot be delivered at Closing, or (ii) any Company shall determine that the certificate contemplated in Section 10.3 hereof as it relates to the condition set forth at Section 10.1(a) hereof cannot be delivered at Closing, in either case as the result of events occurring or circumstances arising after the date hereof, which events or circumstances have not occurred or arisen as a result of any act or omission in violation of such party's obligations hereunder, then the party whose condition has not been fulfilled shall have the right to waive such condition and proceed with the Closing or terminate this Agreement, without any liability of any party to the other. Nothing in this Section 13.2 shall affect the right of any party to seek specific performance of the obligations of any other parties at Closing hereunder.

              ARTICLE XIV: CASUALTY, RISK OF LOSS

              14.1 CASUALTY, RISK OF LOSS. The Companies shall bear the risk of all loss or damage to any of the Aggregate Assets from all causes which occur prior to the Closing. If at any time prior to the Closing any material portion of the Aggregate Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever, the applicable Representative shall immediately give notice thereof to IHS. IHS shall have the right, in its sole and absolute discretion, within ten (10) days of receipt of such notice, to (1) elect not to proceed with the Closing and terminate this Agreement, or (2) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by the applicable Company on account of any such casualty (and such insurance proceeds shall not be included as current assets for purposes of determining Proposed Closing Date Working Capital).

                            ARTICLE XV: MISCELLANEOUS

              15.1 REPRESENTATIVES.

              (A) DOWNSTATE REPRESENTATIVE. Downstate hereby designates, and each Downstate Existing Equity Holder shall designate (pursuant to its, his or her Representation and Indemnification Agreement) Stephen Hirsch, M.D., and Stephen Hirsch, M.D. hereby accepts the designation as the representative of Downstate and each Downstate Existing Equity Holder (the "DOWNSTATE REPRESENTATIVE") to act for and on behalf of Downstate and each Downstate
Existing Equity Holder as provided in this Agreement and each applicable Representation and Indemnification Agreement. Downstate and each Downstate Existing Equity Holder shall be bound by all actions taken or omitted by the Downstate Representative on behalf of any of them as provided in this Agreement and each applicable Representation and Indemnification Agreement, and Downstate and each Downstate Existing Equity Holder shall be deemed to have received any notice given or payment made to the Downstate Representative in accordance with the notice provisions of this Agreement on the date deemed given or the date paid to the Downstate Representative, and IHS shall be entitled to rely on all notices and consents given, and all settlements entered into on behalf of Downstate or any Downstate Existing Equity Holder to the extent authorized pursuant to the terms of this Agreement notwithstanding any objections made by any Downstate Existing Equity Holder prior to, concurrently with or subsequent to the giving of any such notice or consent or the settlement of any such matter. The Downstate Representative may be replaced only if and when Downstate and each

Downstate Existing Equity Holder shall notify IHS that a new individual person (named in such notice) has been selected by a majority of Downstate Existing Equity Holders to be the new Downstate Representative, in which case such new person shall thereafter be the Downstate Representative. The Downstate Representative shall not be liable to Downstate or any Downstate Existing Equity Holder for any costs, losses, liabilities, damages, expenses and claims imposed upon or asserted against the Downstate Representative (including fees and disbursements of counsel) on account of any action taken or omitted to be taken in connection with his acceptance of or performance of his duties and obligations under this Agreement, other than any act or omission involving gross negligence or willful misconduct.

              (B) METRO/LITHO REPRESENTATIVE. Metro/Litho hereby designates, and each Metro/Litho Existing Equity Holder shall designate (pursuant to its, his or her Representation and Indemnification Agreement) Bernard Fruchtman, M.D., and Bernard Fruchtman, M.D. hereby accepts the designation as the representative of Metro/Litho and each Metro/Litho Existing Equity Holder (the "METRO/LITHO REPRESENTATIVE") to act for and on behalf of Metro/Litho and each Metro/Litho Existing Equity Holder as provided in this Agreement and each applicable Representation and Indemnification Agreement. Metro/Litho and each Metro/Litho Existing Equity Holder shall be bound by all actions taken or omitted by the Metro/Litho Representative on behalf of any of them as provided in this Agreement and each applicable Representation and Indemnification Agreement, and Metro/Litho and each Metro/Litho Existing Equity Holder shall be deemed to have received any notice given or payment made to the Metro/Litho Representative in accordance with the notice provisions of this Agreement on the date deemed given or the date paid to the Metro/Litho Representative, and IHS shall be entitled to rely on all notices and consents given, and all settlements entered into on behalf of Metro/Litho or any Metro/Litho Existing Equity Holder to the extent authorized pursuant to the terms of this Agreement notwithstanding any objections made by any Metro/Litho Existing Equity Holder prior to, concurrently with or subsequent to the giving of any such notice or consent or the settlement of any such matter. The Metro/Litho Representative may be replaced only if and when Metro/Litho and each Metro/Litho Existing Equity Holder shall notify IHS that a new individual person (named in such notice) has been selected by a majority of the Metro-Litho Existing Equity Holders be the new Metro/Litho
Representative, in which case such new person shall thereafter be the Metro/Litho Representative. The Metro/Litho Representative shall not be liable to Metro/Litho or any Metro/Litho Existing Equity Holder for any costs, losses, liabilities, damages, expenses and claims imposed upon or asserted against the Metro/Litho Representative (including fees and disbursements of counsel) on account of any action taken or omitted to be taken in connection with his acceptance of or performance of his duties and obligations under this Agreement, other than any act or omission involving gross negligence or willful misconduct.

              (C) LONG ISLAND REPRESENTATIVE. Long Island hereby designates, and each Long Island Existing Equity Holder shall designate (pursuant to its, his or her Representation and Indemnification Agreement) Barry Shepard, M.D., and Barry Shepard, M.D. hereby accepts the designation as the representative of Long Island and each Long Island Existing Equity Holder (the "LONG ISLAND REPRESENTATIVE") to act for and on behalf of Long Island and each Long Island Existing Equity Holder as provided in this Agreement and each applicable Representation and Indemnification Agreement. Long Island and each Long Island Existing Equity Holder shall be bound by all actions taken or omitted by the Long Island Representative on behalf of any of them as provided in this Agreement and each applicable Representation and Indemnification Agreement, and Long Island and each Long Island Existing Equity Holder shall be deemed to have received any notice given or payment made to the Long Island Representative in accordance with the notice provisions of this Agreement on the date deemed given or the date paid to the Long Island Representative, and IHS shall be entitled to rely on all notices and consents given, and all settlements entered into on behalf of Long Island or any Long Island Existing Equity Holder to the extent authorized pursuant to the terms of this Agreement notwithstanding any objections made by any

Long Island Existing Equity Holder prior to, concurrently with or subsequent to the giving of any such notice or consent or the settlement of any such matter. The Long Island Representative may be replaced only if and when Long Island and each Long Island Existing Equity Holder shall notify IHS that a new individual person (named in such notice) has been selected by a majority of the Long Island Existing Equity Holders to be the new Long Island Representative, in which case such new person shall thereafter be the Long Island Representative. The Long Island Representative shall not be liable to Long Island or any Long Island Existing Equity Holder for any costs, losses, liabilities, damages, expenses and claims imposed upon or asserted against the Long Island Representative (including fees and disbursements of counsel) on account of any action taken or omitted to be taken in connection with his acceptance of or performance of his duties and obligations under this Agreement, other than any act or omission involving gross negligence or willful misconduct.

              (D) LITHO CORP REPRESENTATIVE. Litho Corp hereby designates, and each Litho Corp Existing Equity Holder shall designate (pursuant to his Representation and Indemnification Agreement) Andrew McGowan, M.D., and Andrew McGowan, M.D., hereby accepts the designation as the representative of Litho Corp and each Litho Corp Existing Equity Holder (the "LITHO CORP REPRESENTATIVE", and together with the Downstate Representative, the Metro/Litho Representative, and the Long Island Representative, the "REPRESENTATIVES", and each a "REPRESENTATIVE") to act for and on behalf of Litho Corp and each Litho Corp Existing Equity Holder (as provided in this Agreement. Litho Corp and each Litho Corp Existing Equity Holder shall be bound by all actions taken or omitted by the Litho Corp Representative on behalf of any of them as provided in this Agreement, and Litho Corp and each Litho Corp Existing Equity Holder shall be deemed to have received any notice given or payment made to the Litho Corp Representative in accordance with the notice provisions of this Agreement on the date deemed given or the date paid to the Litho Corp Representative, and IHS shall be entitled to rely on all notices and consents given, and all settlements entered into on behalf of Litho Corp or any Litho Corp Existing Equity Holder to the extent authorized pursuant to the terms of this Agreement notwithstanding any objections made by any Litho Corp Existing Equity Holder prior to, concurrently with or subsequent to the giving of any such notice or consent or the settlement of any such matter. The Litho Corp Representative may be replaced only if and when Litho Corp and each Litho Corp Existing Equity Holder shall notify IHS that a new individual person (named in such notice) has been selected by a majority of the Litho Corp Existing Equity Holder to be the new Litho Corp Representative, in which case such new person shall thereafter be the Litho Corp Representative. The Litho Corp Representative shall not be liable to Litho Corp or any Litho Corp Existing Equity Holder for any costs, losses, liabilities, damages, expenses and claims imposed upon or asserted against the Litho Corp Representative (including fees and disbursements of counsel) on account of any action taken or omitted to be taken in connection with his acceptance of or performance of his duties and obligations under this Agreement, other than any act or omission involving gross negligence or willful misconduct

                  15.2 PERFORMANCE. In the event of a breach by any Company, on the one hand, or IHS, on the other hand, of its respective obligations hereunder, the non-breaching party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law.

                  15.3 BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its successors and permitted assigns. No party may assign its, his or her respective interests under this Agreement to any other person or entity without the prior written consent of the other parties hereto; provided, however, that IHS may assign its rights, duties and/or obligations hereunder to one or more subsidiaries or affiliates of IHS if IHS shall remain responsible for its obligations hereunder, except as otherwise provided in this Agreement.

              15.4 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein; provided, however that any confidentiality agreements among the parties shall survive until the Closing, at which time they shall terminate except to the extent provided in this Agreement. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same agreement.

              15.5 COOPERATION - FURTHER ASSISTANCE. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

              15.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party or parties entitled to receive the notice or three (3) business days after sent by certified or registered mail, postage prepaid, or on the business day after sent by nationally recognized overnight courier, or on the same day when faxed and a confirmation of fax transmission is received, in each case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to Downstate or any Downstate
Existing Equity Holder,
to the Downstate Representative at:          Stephen Hirsch, M.D.
                                             176 North Village Avenue
                                             Rockville Centre, NY 11570

with a copy to:                              Nixon, Hargrave, Devans & Doyle LLP
                                             Clinton Square
                                             Rochester, New York 14603
                                             Attn: Lori B. Green, Esq.
                                             Fax: (716) 263-1600

If to Metro/Litho or any Metro/Litho
Existing Equity Holder,
to the Metro/Litho Representative at:        Bernard Fruchtman, M.D.
                                             Metro/Litho L.P.
                                             160 East 32nd Street, Suite 101
                                             New York, NY 10016

with a copy to:                              Nixon, Hargrave, Devans & Doyle LLP
                                             Clinton Square
                                             Rochester, New York 14603
                                             Attn: Lori B. Green, Esq.
                                             Fax: (716) 263-1600

If to Long Island or any Long Island
Existing Equity Holder, to the Long
Island Representative at:                    Barry Shepard, M.D.
                                             601 Franklin Avenue
                                             Garden City, NY 11530

with a copy to:                          Nixon, Hargrave, Devans & Doyle LLP
                                         Clinton Square
                                         Rochester, New York 14603
                                         Attn: Lori B. Green, Esq.
                                         Fax: (716) 263-1600

If to Litho Corp or any Litho Corp
Existing Equity Holder,
to the Litho Corp Representative at:     Andrew McGowan, M.D.
                                         Metropolitan Lithotripter Associates, P.C.
                                         160 East 32nd Street, Suite 101
                                         New York, NY 10016

with a copy to:                          Nixon, Hargrave, Devans & Doyle LLP
                                         Clinton Square
                                         Rochester, New York 14603
                                         Attn: Lori B. Green, Esq.
                                         Fax: (716) 263-1600

If to IHS:                               Integrated Health Services, Inc.
                                         10065 Red Run Boulevard
                                         Owings Mills, MD 21117
                                         Attn: Anthony Masso, Executive
                                                   Vice-President

                                         Attn: Elizabeth B. Kelly, Executive
                                                    Vice-President
                                         cc: Marshall A. Elkins, General Counsel

with a copy to:                          Blass & Driggs, Esqs.
                                         461 Fifth Avenue, 19th Floor
                                         New York, NY  10017
                                         Attention: Andrew S. Bogen

              15.7 WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

              15.8 RIGHTS OF PERSONS NOT PARTIES. Except as expressly provided with respect to indemnification rights, nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties hereto.

              15.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, disregarding any contrary rules relating to the choice or conflict of laws.

              15.10 AMENDMENTS, SUPPLEMENTS, ETC. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

              15.11 SEVERABILITY. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

              15.12 COSTS AND EXPENSES. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. The Companies shall pay all sales, transfer, recording, stamp and like taxes payable in connection with any of the transactions contemplated by this Agreement, and shall timely and truthfully complete and file any filings or returns necessary in connection therewith. The transaction costs and expenses of Allied, the Companies and the Existing Equity Holders (including, without limitation, the costs of preparation and implementation of (but not the costs of review thereof by, or input from, IHS's counsel) the proxy/information statement relating to the Transaction) shall not be reflected on the Estimated Closing Date Balance Sheet, and shall constitute Excluded Liabilities. Notwithstanding the foregoing, IHS shall reimburse the Existing Equity Holders (other than the Litho Corp
Existing Equity Holders) for up to $50,000 of any legal or accounting transaction costs and expenses above those otherwise expected to be incurred in connection with the transaction contemplated hereby that such Existing Equity Holders reasonably demonstrate they have incurred by reason of structuring the transaction as an asset purchase rather than as a stock purchase.

              15.13 PUBLIC ANNOUNCEMENTS. Any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as the parties shall mutually determine; provided that nothing herein shall prevent either party, upon as much prior notice as shall be possible under the circumstances to the other, from making such written announcements as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard.

              15.14 ARBITRATION. Any dispute or controversy between any of the parties hereto pertaining to the performance or interpretation of this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association in New York, New York. The cost of such proceeding shall be shared equally by all parties thereto, and each such party shall bear its own costs incurred as a result of its participation in any such arbitration.

                        ARTICLE XVI: CERTAIN DEFINITIONS

              For purposes of this Agreement the following terms shall have the following meanings:

"ARBITRATING ACCOUNTANTS" shall have the meaning as set forth in Section 3.1(c). "AGGREGATE ASSETS" shall mean the Downstate Assets, the Metro/Litho Assets, the Long Island Assets, and the Litho Corp Assets.
"AGGREGATE ASSUMED LIABILITIES" shall mean the Downstate Assumed Liabilities, the Metro/Litho Assumed Liabilities, the Long Island Assumed Liabilities, and the Litho Corp Assumed Liabilities.
"AGGREGATE PERCENTAGE" shall have the meaning as set forth in Section 1.4(b) "AGGREGATE PURCHASE PRICE" shall have the meaning as set forth in Section 1.4(b) "AGGREGATE STOCK PORTION" shall have the meaning as set forth in Section 1.4(b) "AGGREGATE COMPANY MEMBERSHIP INTEREST" shall have the meaning as set forth in
Section 1.4(b)
"AGREEMENT" shall have the meaning as set forth in the Introduction hereto.

"ALLIED" shall have the meaning as set forth in the Introduction hereto. "BALANCE SHEET" shall mean each of the Downstate Balance Sheet, the Metro-Litho Balance Sheet, the Long Island Balance Sheet, the Litho-Corp Balance Sheet and the Lithotripsy Practice Balance Sheet, as the context shall require. "BROKER"shall have the meaning as set forth in Section 5.1(g).
"BUSINESS" shall have the meaning as set forth in the Introduction hereto. "CABRINI" shall have the meaning as set forth in the Introduction hereto. "CLOSING" shall have the meaning as set forth in Section 6.1.
"CLOSING DATE" shall have the meaning as set forth in Section 6.1.
"CLOSING DATE PRICE PER SHARE" shall have the meaning as set forth in Section 5.1(a).
"COMMISSION" shall have the meaning as ser forth in Section 5.1(b).
"COMPANY" shall have the meaning as set forth in the Introduction hereto. "COMPANIES" shall have the meaning as set forth in the Introduction hereto. "COMPANY MEMBERSHIP INTEREST" shall have the meaning as set forth in Section 1.4(b)
"CONTRACT" shall have the meaning as set forth in Section 7.x.7 of each Representation and Warranty Exhibit.
"DESIGNATED CONTRACTS" shall have the meaning as set forth in Section 4.1. "DISPOSED SHARES" shall have the meaning as ser forth in Section 5.1(d). "DOWNSTATE ASSUMED LIABILITIES" shall have the meaning as set forth in Section 2.1(b)(i)
"DOWNSTATE CURRENT LIABILITIES" shall have the meaning as set forth in Section 2.1(b)(i)(A)
"DOWNSTATE LONG-TERM LIABILITIES" shall have the meaning as set forth in Section 2.1(b)(i)(B)
"DOWNSTATE MEMBERSHIP INTEREST" shall have the meaning as set forth in Section 1.1(b)
"DOWNSTATE PERCENTAGE" shall have the meaning as set forth in Section 1.1(b) "DOWNSTATE" shall have the meaning as set forth in the Introduction hereto. "DOWNSTATE ASSETS" shall have the meaning as set forth in Section 2.1. "DOWNSTATE PURCHASE PRICE" shall have the meaning as set forth in Section 1.2(b).
"DOWNSTATE EXCLUDED ASSETS" shall have the meaning as set forth in Section 2.1. "DOWNSTATE STOCK PORTION" shall have the meaning as set forth in Section 1.1(b)."
"DOWNSTATE REPRESENTATIVE" shall have the meaning as set forth in Section 15.1. "DOWNSTATE CLOSING DATE BALANCE SHEET" shall have the meaning as set forth in
Section 2.5(b)(i)
"DOWNSTATE EXCLUDED LIABILITIES" shall have the meaning as set forth in Section 2.1(ii).
"DOWNSTATE  REIMBURSEMENT  LIABILITIES"  shall have the  meaning as set forth in
Section 2.1(ii).
"DOWNSTATE REPRESENTATION AND WARRANTY EXHIBIT" shall have the meaning as set forth in Section 7.2.
"EMPLOYMENT AGREEMENT" shall have the meaning as set forth in Section 10.18. "EQUIPMENT AND MANAGEMENT SERVICES" shall have the meaning as set forth in the Introduction hereto.
"ESTIMATED  CLOSING DATE  BALANCE  SHEET" shall have the meaning as set forth in
Section 3.1(ii).
"ESTIMATED  CLOSING DATE WORKING CAPITAL" shall have the meaning as set forth in
Section 3.1(a)(i).
"ESTIMATED LONG ISLAND CLOSING DATE WORKING CAPITAL" shall have the meaning as set forth in Section 3.3(a)(i).
"ESTIMATED LONG-TERM LIABILITIES" shall have the meaning as set forth in Section 3.1(ii)(A).
"ESTIMATED LONG ISLAND CLOSING DATE BALANCE SHEET" shall have the meaning as set forth in Section 3.3(ii).
"ESTIMATED LITHOTRIPSY PRACTICE CLOSING DATE BALANCE SHEET" shall have the meaning as set forth in Section 10.24.
"EXCHANGE ACT" shall have the meaning as set forth in Section 5.1(h)(iv).
"EXISTING   EQUITY  HOLDERS"  shall  have  the  meaning  as  set  forth  in  the
Introduction hereto.
"EXECUTIVE DIRECTOR EMPLOYMENT AGREEMENT" shall have the meaning as set forth in
Section 10.18.
"FACILITY" shall have the meaning as set forth in the Introduction hereto. "FACILITIES" shall have the meaning as set forth in the Introduction hereto. "FINAL ADJUSTMENT DATE" shall have the meaning as set forth in Section 5.1(d). "FINAL ADJUSTMENT DATE PRICE PER SHARE" shall have the meaning as set forth in
Section 5.1(d).

"FRUCHTMAN EMPLOYMENT AGREEMENT" shall have the meaning as set forth in Section 10.18.
"GAAP"  shall  mean  generally  accepted  accounting  principles,   consistently
applied.
"IHS" shall have the meaning as set forth in the Introduction hereto. "IHS/ALLIED INDEMNITEES" shall have the meaning as set forth in Section 12.2. "IHS REPRESENTATION AND WARRANTY EXHIBIT" shall have the meaning as set forth in
Section 7.1.
"IHS REVIEW" shall have the meaning as set forth in Section 3.2(b)(i).
"IHS STOCK" shall have the meaning as set forth in Section 1.1(b).
"INDEMNIFYING PARTY" shall have the meaning as set forth in Section 12.6(a). "IDENTIFIED UROLOGISTS" shall have the meaning as set forth in Section 9.7. "INTEREST PERIOD" shall have the meaning as set forth in Section 5.1(e). "LIABILITY(IES)" shall mean any claims, lawsuits, liabilities, obligations or debts of any kind or nature whatsoever (regardless of whether the same would constitute a liability to be set forth on a balance sheet in accordance with GAAP (as such term is defined in this Section XVI) whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition.
"LIEN(S)" shall mean any liens, claims, security interests, mortgages, pledges, charges, easements, rights of set off, restraints on transfer, restrictions on use, options, or encumbrances of any kind or nature whatsoever.
"LITHO CORP" shall have the meaning as set forth in the Introduction hereto. "LITHO CORP ASSETS" shall have the meaning as set forth in Section 2.4(a). "LITHO CORP ASSUMED LIABILITIES" shall have the meaning as set forth in Section 2.4(b)(i).
"LITHO CORP CURRENT LIABILITIES" shall have the meaning as ser forth in Section 2.4(A).
"LITHO CORP EXCLUDED ASSETS" shall have the meaning as set forth in Section 2.4(a).
"LITHO  CORP  LONG-TERM  LIABILITIES"  shall  have the  meaning  as set forth in
Section 2.4(B).
"LITHO CORP EXCLUDED LIABILITIES" shall have the meaning as set forth in Section 2.4(b)(ii).
"LITHO  CORP  PURCHASE  PRICE"  shall  have the  meaning as set forth in Section
1.4(b).
"LITHO  CORP  STOCK  PORTION"  shall  have the  meaning  as set forth in Section
1.4(b).
"LITHO CORP MEMBERSHIP INTEREST" shall have the meaning as set forth in Section 1.4(b).
"LITHO CORP PERCENTAGE" shall have the meaning as set forth in Section 1.4(b). "LITHO CORP PERCENTAGE" shall have the meaning as set forth in Section 1.4(b). "LITHO CORP REIMBURSEMENT LIABILITIES" shall have the meaning as set forth in
Section 2.4(a)(i).
"LITHO CORP REPRESENTATIVE" shall have the meaning as set forth in Section 15.1(d).
"LITHO CORP REPRESENTATION AND WARRANTY EXHIBIT" shall have the meaning as set forth in Section 7.5
"LITHO CORP ASSETS" shall have the meaning as set forth in Section 2.4(a). "LITHOTRIPSY PRACTICE ASSETS" shall have the meaning as set forth in Section 2.5(i).
"LITHOTRIPSY  PRACTICE  EXCLUDED  ASSETS" shall have the meaning as set forth in
Section 2.5(a).
"LITHOTRIPSY PRACTICE" shall have the meaning as set forth in the Introduction hereto.
"LITHOTRIPSY PRACTICE REIMBURSEMENT LIABILITIES" shall have the meaning as set forth in Section 2.4(i).
"LITHOTRIPSY PRACTICE REPRESENTATION AND WARRANTY EXHIBIT" shall have the meaning as set forth in Section 7.6.
"LITHOTRIPSY PRACTICE PERMITTED LIABILITIES" shall have the meaning as set forth in Section 2.5(ii).
"LITHOTRIPSY PRACTICE CURRENT LIABILITIES" shall have the meaning as set forth in Section 2.5(A).
"LONG ISLAND" shall have the meaning as set forth in the Introduction hereto. "LONG ISLAND LONG-TERM LIABILITIES" shall have the meaning as set forth in
Section 2.3(B).
"LONG ISLAND REPRESENTATIVE" shall have the meaning as set forth in Section 15.1(c).
"LONG ISLAND REPRESENTATION AND WARRANTY EXHIBIT" shall have the meaning as set forth in Section 7.4
"LONG ISLAND ASSETS" shall have the meaning as set forth in Section 2.3(a). "LONG ISLAND ASSUMED LIABILITIES" shall have the meaning as set forth in Section 2.3(i).
"LONG ISLAND CURRENT LIABILITIES" shall have the meaning as set forth in Section 2.3(A).
"LONG ISLAND EXCLUDED ASSETS" shall have the meaning as set forth in Section 2.3(a).
"LONG  ISLAND  EXCLUDED  LIABILITIES"  shall  have the  meaning  as set forth in
Section 2.3(ii).
"LONG ISLAND FACILITY" shall have the meaning as set forth in the Introduction hereto.
"LONG ISLAND MANAGEMENT SERVICES" shall have the meaning as set forth in the Introduction hereto.

"LONG ISLAND MEMBERSHIP INTEREST" shall have the meaning as set forth in Section 1.3(b).
"LONG ISLAND MOBILE LITHOTRIPTER" shall have the meaning as set forth in the Introduction hereto.
"LONG ISLAND PERCENTAGE" shall have the meaning as set forth in Section 1.3(b). "LONG ISLAND PURCHASE PRICE" shall have the meaning as set forth in Section 1.3(b).
"LONG ISLAND  REIMBURSEMENT  LIABILITIES" shall have the meaning as set forth in
Section 2.3(ii).
"LONG  ISLAND  STOCK  PORTION"  shall  have the  meaning as set forth in Section
1.3(b).
"LOSS" shall have the meaning as set forth in Section 12.2(a).
"MANHATTAN FACILITY" shall have the meaning as set forth in the Introduction hereto.
"MANHATTAN MANAGEMENT SERVICES" shall have the meaning as set forth in the Introduction hereto.
"MANAGEMENT AGREEMENT" shall have the meaning as set forth in Section 10.15. "MAXIMUM LONG-TERM LIABILITIES" shall have the meaning as set forth in Section 3.1(ii)(A).
"MCGOWAN EMPLOYMENT AGREEMENT" shall have the meaning as set forth in Section 10.18.
"METRO/LITHO" shall have the meaning as set forth in the Introduction hereto. "METRO/LITHO ASSETS" shall have the meaning as set forth in Section 2.2. "METRO/LITHO ASSUMED LIABILITIES" shall have the meaning as set forth in Section 2.2(i).
"METRO/LITHO CURRENT LIABILITIES" shall have the meaning as set forth in Section 2.2(b)(i)(A).
"METRO/LITHO EXCLUDED ASSETS" shall have the meaning as set forth in Section 2.2(a).
"METRO/LITHO  EXCLUDED  LIABILITIES"  shall  have the  meaning  as set  forth in
Section 2.2(ii).
"METRO/LITHO  LONG-TERM  LIABILITIES"  shall  have the  meaning  as set forth in
Section 2.2(b)(i)(B)
"METRO/LITHO REPRESENTATION AND WARRANTY EXHIBIT" shall have the meaning as set forth in Section 7.3
"METRO/LITHO REPRESENTATIVE" shall have the meaning as set forth in Section 15.1(b).
"METRO/LITHO  REIMBURSEMENT  LIABILITIES" shall have the meaning as set forth in
Section 2.2(ii).
"METRO/LITHO  STOCK  PORTION"  shall  have the  meaning  as set forth in Section
1.2(b).
"MINIMUM  DOWNSTATE  WORKING  CAPITAL"  shall  have the  meaning as set forth in
Section 3.1(A).
"MINIMUM LITHOTRIPSY PRACTICE WORKING CAPITAL" shall have the meaning as set forth in Section 10.24.
"MINIMUM WORKING CAPITAL" shall have the meaning as set forth in Section 3.1(i)(A).
"NEW WESTCHESTER FACILITY" shall have the meaning as set forth in the Introduction hereto.
"NON-COMPETE AGREEMENTS" shall have the meaning as set forth in Section 10.19. "NON-UROLOGIST INVESTORS" shall have the meaning as set forth in the Introduction hereto.
"OPERATING AGREEMENT" shall have the meaning as set forth in the Introduction hereto.
"PARTICIPANTS" shall have the meaning as set forth in Section 5.1(f). "PERCENTAGE" shall have the meaning as set forth in Section 1.4(b).
"PERMITTED LIEN(S)" shall mean with respect to any Company or the Lithotripsy Practice, as the case may be:

                  (A) each lien, if any, described on Schedule 6.x.6(c) to the Representation and Warranty Exhibit of such Company or the Lithotripsy Practice, as the case may be;

                  (B) carriers', warehouseman's, mechanics, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days, that in the aggregate do not exceed $25,000;

                  (C) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, provided that each such deposit shall be included in the Assets of such Company or the Lithotripsy Practice, as the case may be, and shall not exceed $15,000 in any one case, or $75,000 in the aggregate; and

                  (D)   pledges  or  deposits  in   connection   with   worker's
compensation, unemployment insurance, and other social security legislation.

"PROHIBITED TRANSACTION" shall have the meaning as set forth in Section 9.6. "PROPOSED WORKING CAPITAL" shall have the meaning as set forth in Section 3.1(b)
(i)(A).

"PROPOSED  CLOSING  DATE  BALANCE  SHEET" shall have the meaning as set forth in
Section 3.1(b)(i).
"PROPOSED LONG-TERM LIABILITIES" shall have the meaning as set forth in Section 3.1(c).
"PURCHASE PRICE" shall have the meaning as set forth in Section 1.4(b). "REGISTRATION DATE PRICE PER SHARE" shall have the meaning as set forth in
Section 5.1(c).
"REGISTRATION DEADLINE DATE" shall have the meaning as set forth in Section 5.1(e).
"REGISTRATION STATEMENT" shall have the meaning as set forth in Section 5.1(b). "REPRESENTATION AND WARRANTY EXHIBIT" shall have the meaning as set forth in
Section 7.6.
"REPRESENTATION  AN  WARRANTY  EXHIBITS"  shall have the meaning as set forth in
Section 7.6.
"REPRESENTATION AND INDEMNIFICATION AGREEMENTS" shall have the meaning as set forth in Section 10.21.
"REQUIRED APPROVALS" shall have the meaning as set forth in Section 9.4. "SECURITIES ACT" shall have the meaning as set forth in Section 5.1(b). "SERVICES" shall have the meaning as set forth in the Introduction hereto. "TARGET AMOUNT" shall have the meaning as set forth in Section 3.1(a)(iii). "TAXES" shall mean any and all federal, state, local and foreign net or gross income, profits, property, sales, use, excise, license, franchise, severance, stamp, occupation, premium, windfall profits tax, alternative and add-on minimum taxes, customs duty, added value, payroll, employer's income, withholding and social security taxes, excise or other taxes, and any penalties, interest, governmental charges, assessments and deficiencies related thereto.
"TITLE COMPANY" shall have the meaning as set forth in Section 10.13.
"UROLOGIST INVESTORS" shall have the meaning as set forth in the Introduction hereto.
"WESTCHESTER MANAGEMENT SERVICES" shall have the meaning as set forth in the Introduction hereto.

                       [SIGNATURES ON THE FOLLOWING PAGE]

                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT made this 4th day of May, 1998, by and among Allied Urological Services, LLC, a limited liability company formed under the laws of Delaware ("Allied"), Integrated Health Services, Inc., a Delaware corporation ("IHS"), Downstate Lithotripter LLC, a limited liability company formed under the laws of New York ("Downstate"), Metro/Litho L.P., a limited partnership formed under the laws of New York ("Metro/Litho"), Long Island Lithotripter, LLC, a limited liability company formed under the laws of New York ("Long Island") and Lithotripter Corporation, a New York corporation ("Litho Corp", and together with Downstate, Metro/Litho and Long Island, the "Companies").

         WHEREAS,  Allied,  IHS and the Companies have entered into a Membership
Interest  Purchase  Agreement,   dated  as  of  April  7,  1998  (the  "Purchase
Agreement") and desire to amend Section 5.1(d) thereof.

         WHEREAS, capitalized terms used in this Amendment Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         NOW, THEREFORE, it is agreed:

         1. Section 5.1(d) of the Purchase Agreement is hereby amended in its entirety to read as follows:

         "(D) POST-REGISTRATION DATE SHARE ADJUSTMENT. If as of the close of trading on the NYSE on the date which is the fifteenth (15th) consecutive trading day from (and including) the Registration Date (the "FINAL ADJUSTMENT DATE"), the difference between (i) the average sale price per share of all IHS Stock theretofore issued pursuant to this Agreement and sold during the period from the Registration Date to the Final Adjustment Date under the Registration Statement in bona fide sales to third parties that are not affiliates and otherwise in accordance with the provisions of this Article V (such shares are the "DISPOSED SHARES"), and (ii) the average per share cost of the brokerage commissions and expenses paid by them to the Broker (defined below) in connection with such sales of the Disposed Shares (the difference between (i) and (ii) is the "FINAL ADJUSTMENT DATE PRICE PER SHARE") is below the lower of (x) the Closing Date Price Per Share, and
         (y) the Registration Date Price Per Share, then IHS promptly shall issue to the Companies (in the proportions set forth in writing by at least seventy-five (75%) percent of the Representatives pursuant to
         Section 3.3 (b) hereof) an additional number of shares of IHS Stock as shall be equal in value to the product of (A) the difference between
         (1) the lower of (p) the Closing Date Price Per Share, and (q) the Registration Date Price Per Share, and (2) the Final Adjustment Date Price Per Share, multiplied by (B) the number of Disposed Shares

         (such product of (A) multiplied by (B) is the "FINAL ADJUSTMENT AMOUNT") . IHS will use its best efforts to cause to be prepared, filed and declared effective by the Commission within sixty (60) days following the Final Adjustment Date, a registration statement for the registration under the Securities Act of the IHS Stock issued pursuant to this Section 5.1(d), and IHS shall maintain the effectiveness of such registration statement for a period of one (1) year following the date on which such registration statement becomes effective (the "SECOND EFFECTIVE DATE"), or until the Companies (and their respective partners, members or shareholders, as distributees of such IHS Stock), shall not own any of the IHS Stock issued pursuant to this Section 5.1(d), whichever shall occur first. The number of shares of IHS Stock issuable pursuant to this Section 5.1(d) shall be calculated based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) trading day period immediately preceding the Final Adjustment Date; provided, however, that (x) if the number of shares of IHS Stock issued pursuant to this Section 5.1(d) is less than the number of shares of IHS Stock that would have been issuable had such IHS stock been valued based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) trading day period immediately preceding the date which is two trading days before the Second Effective Date, then IHS promptly shall deliver to the Companies (in the proportions set forth in writing by at least seventy-five (75%) percent of the Representatives pursuant to Section 3.3 (b) hereof) an additional number of shares of IHS Stock as shall be equal to the amount of such difference, and such additional shares shall be included in the aforementioned registration statement by means of a pre-effective amendment thereto, and (y) if the number of shares of IHS Stock issued pursuant to this Section 5.1(d) exceeds the number of shares of IHS Stock that would have been issuable had such IHS stock been valued based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) trading day period immediately preceding the date which is two trading days before the Second Effective Date, then the Companies promptly shall return to IHS that number of shares of IHS Stock as shall be equal to such excess. Notwithstanding anything to the contrary set forth in this Section 5.1(d), IHS shall have the right, exercisable in its sole discretion, to pay to the Companies (in the proportions set forth in writing by at least seventy-five (75%) percent of the Representatives pursuant to Section 3.3 (b) hereof), in lieu of IHS Stock otherwise issuable pursuant to this Section 5.1(d), cash in amount equal to the Final Adjustment Amount."

         2. Except as expressly amended hereby, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

         3. This Amendment Agreement may be executed in counterparts, each of which being deemed an original and both of which, when taken together, being deemed one and the same instrument.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Amendment Agreement as of the day and year first above written.

                                                INTEGRATED HEALTH SERVICES, INC.

                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

LONG ISLAND LITHOTRIPTER, LLC                   ALLIED UROLOGICAL SERVICES, LLC

By:                                             By:
   --------------------------------                -----------------------------
Title:                                          Title:
     ------------------------------                   --------------------------

LITHOTRIPTER CORPORATION

By:  [SIG]
   --------------------------------
Title:
      -----------------------------

DOWNSTATE LITHOTRIPTER LLC

By:  [SIG]
   --------------------------------
Title:
      -----------------------------

METRO/LITHO L.P.

By:    [SIG]
   --------------------------------
Title:
      -----------------------------

                  IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Amendment Agreement as of the day and year first above written.

                                                INTEGRATED HEALTH SERVICES, INC.

                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

LONG ISLAND LITHOTRIPTER, LLC                   ALLIED UROLOGICAL SERVICES, LLC

By:                                             By:
   --------------------------------                -----------------------------
Title:                                          Title:
     ------------------------------                   --------------------------

LITHOTRIPTER CORPORATION

By:  [SIG]
   --------------------------------
Title:
      -----------------------------

DOWNSTATE LITHOTRIPTER LLC

By:  [SIG]
   --------------------------------
Title:
      -----------------------------

METRO/LITHO L.P.

By:    [SIG]
   --------------------------------
Title:
      -----------------------------

                  IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                            INTEGRATED HEALTH SERVICES, INC.

                                            By: /s/ ELIZABETH B. KELLY
                                               ---------------------------------
                                            Title: EVP

LONG ISLAND LITHOTRIPTER, LLC

By:
   ----------------------------------       ALLIED UROLOGICAL SERVICES, LLC
Title:
      -------------------------------
                                            By: /s/ ELIZABETH B. KELLY
                                               ---------------------------------
                                            Title: EVP

LITHOTRIPTER CORPORATION

By:
   ----------------------------------
Title:
      -------------------------------


DOWNSTATE LITHOTRIPTER LLC

By:
   ----------------------------------
Title:
      -------------------------------


METRO/LITHO L.P.

By:
   ----------------------------------
Title:
      -------------------------------

                                  AMENDMENT TO

                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS
                           AND RESTRICTIVE COVENANTS


          AGREEMENT, made this 29th day of April, 1998, among Regional Medical Supply, Inc. ("Seller"), Keith Thomas and Laurie Nuckols (each a "Shareholder" and collectively, the "Shareholders") and Integrated Health Services at Jefferson Hospital, Inc. ("Buyer").

          WHEREAS, Buyer, Seller and the Shareholders entered into that certain Agreement for Sale and Purchase of Assets and Restrictive Covenants, dated as of March 20, 1998 (the "Purchase Agreement"); and

          WHEREAS, the parties wish to amend certain terms of the Purchase Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound, the parties agree as follows:

          1. Section 8 of the Purchase Agreement is amended to read that the Effective Date for the transactions consummated under the Purchase Agreement shall be April 8, 1998.

          2. Except as expressly modified hereby, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                  SELLER:


                                                  REGIONAL MEDICAL
                                                  SUPPLY, INC.


                                                  By: Keith Thomas
                                                     ---------------------------
                                                  Name: Keith Thomas
                                                  Its:  President


                                                  SHAREHOLDERS:

                                                  Keith Thomas
                                                  ------------------------------
                                                  Keith Thomas



                                                  Laurie Nuckols
                                                  ------------------------------
                                                  Laurie Nuckols



                                                  BUYER:

                                                  INTEGRATED HEALTH
                                                  SERVICES AT JEFFERSON
                                                  HOSPITAL, INC.


                                                  By: Mark A. Kovinsky
                                                     ---------------------------
                                                  Name: Mark A. Kovinsky
                                                  Its: SVP-Corporate Development

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                  SELLER:


                                                  REGIONAL MEDICAL
                                                  SUPPLY, INC.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Its:


                                                  SHAREHOLDERS:


                                                  ------------------------------
                                                  Keith Thomas


                                                  ------------------------------
                                                  Laurie Nuckols



                                                  BUYER:


                                                  INTEGRATED HEALTH
                                                  SERVICES AT JEFFERSON
                                                  HOSPITAL, INC.


                                                  By: Mark A. Kovinsky
                                                     ---------------------------
                                                  Name: Mark A. Kovinsky
                                                  Its: SVP-Corporate Development